SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

PXRE GROUP LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2003
SOLICITATION OF PROXIES
OUTSTANDING STOCK AND VOTING RIGHTS
PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 2: REAPPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 31, 2002
PROPOSAL 3: APPROVAL OF AMENDMENT TO THE DIRECTOR STOCK PLAN
NEW PLAN BENEFITS DIRECTOR STOCK PLAN
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN BUSINESS RELATIONSHIPS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
GENERAL
APPENDIX A

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2003

      NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual Meeting”) of PXRE GROUP LTD. (“PXRE” or “we”) will be held on May 28, 2003 commencing at 2:00 p.m., local time, at the offices of PXRE, The Swan Building, 26 Victoria Street, Hamilton, HM 12, Bermuda for the following purposes:

(1) To elect three members of our Board of Directors who, with the eight other directors whose terms of office do not expire at the Annual Meeting, will constitute our full Board of Directors, as described in the Proxy Statement dated April 25, 2003 (the “Proxy Statement”) accompanying this Notice of Annual Meeting;

(2) To approve the recommendation of the Audit Committee of our Board of Directors that KPMG LLP (“KPMG”) be appointed as our independent auditors for the fiscal year ending December 31, 2003 and to refer the determination of the independent auditors’ remuneration to the Audit Committee of our Board of Directors;

(3) To approve the adoption of an amendment to the PXRE Director Stock Plan (the “Director Stock Plan”) to (a) increase the number of Common Shares authorized thereunder by 250,000; (b) increase the annual grant of restricted shares thereunder from 1,000 to 2,500 restricted shares; (c) permit Class IV Directors to cause PXRE to grant the options and/or restricted shares that such Class IV Directors are otherwise entitled to receive directly to their employer or to an affiliate of their employer; and (d) extend the expiration date of the Director Stock Plan from 2005 to 2013; and

(4) To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

      Only shareholders of PXRE at the close of business on April 11, 2003, as shown by the transfer books of PXRE, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors

DAVID J. DOYLE, Secretary

Hamilton, Bermuda
April 25, 2003

All shareholders are cordially invited to attend the Annual Meeting in person. Those shareholders who are unable to attend in person are respectfully urged to execute and return the enclosed Proxy at their earliest convenience. Any Proxy given may be revoked by submitting, at least two (2) hours prior to the commencement of the Annual Meeting, either a written notice of such revocation or a duly executed Proxy bearing a later date to us at our mailing address, P.O. Box HM 1282, Hamilton HM FX, Bermuda, Attn: Secretary. Attendance at the Annual Meeting by a shareholder who has given a Proxy shall not in and of itself constitute a revocation of such Proxy.

IMPORTANT: PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

OF PXRE GROUP LTD.
MAY 28, 2003

SOLICITATION OF PROXIES

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PXRE GROUP LTD. (“PXRE” or “we”), with its principal headquarters located at The Swan Building, 26 Victoria Street, Hamilton HM 12, Bermuda, of proxies from the holders of our common shares, par value $1.00 per share (the “Common Shares”) and our convertible voting preferred shares, par value $1.00 per share (the “Preferred Shares” and collectively with the Common Shares, the “Shares”) for use at the Annual General Meeting of Shareholders to be held on May 28, 2003 and at any and all adjournments thereof (the “Annual Meeting”). Shares represented at the Annual Meeting by a properly executed and returned Proxy will be voted at the Annual Meeting in accordance with the instructions noted thereon, or if no instructions are noted, the Proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any Proxy given may be revoked by submitting, at least two (2) hours prior to the commencement of the Annual Meeting, either a written notice of such revocation or a duly executed Proxy bearing a later date to us at our mailing address, P.O. Box HM 1282, Hamilton HM FX, Bermuda, Attn: Secretary. Attendance at the Annual Meeting by a shareholder who has given a Proxy shall not in and of itself constitute a revocation of such Proxy.

      We have not received notice of any stockholder proposals to be presented at the Annual Meeting prior to the deadline for submission of such proposals as indicated in our Proxy Statement for the 2002 Annual Meeting. The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed Proxy to vote as proxies on such matters in accordance with their judgment.

      Our mailing address is P.O. Box HM 1282, Hamilton HM FX, Bermuda. The Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy were first transmitted to shareholders on or about April 25, 2003.

Cost of Soliciting Proxies

      We will bear the cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith. Our directors, officers and employees may solicit Proxies orally or in writing, without additional compensation. Our regularly retained investor relations firm, Corporate Communications Inc., may also be called upon to solicit Proxies by telephone or other means. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Shares held in their names.

OUTSTANDING STOCK AND VOTING RIGHTS

      Our Board of Directors fixed the close of business on April 11, 2003 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, our Annual Meeting. As of the Record Date, (i) 12,181,818 Common Shares were issued and outstanding and held of record by approximately 1,105 shareholders; and (ii) 16,225.87 Preferred Shares were issued and outstanding and held of record by 9 shareholders. The presence at the Annual Meeting in person or by proxy of the holders representing a majority of the outstanding Shares (giving effect to the limitations on voting referred to below) carrying the right to vote on a matter is necessary to constitute a quorum for the transaction of business at our Annual Meeting.

      Each Common Share entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting, except that if a person constructively or beneficially, directly or indirectly, owns more than 9.9% of the total voting power of all issued and outstanding Shares entitled to vote on such matter, the voting rights with respect to such Shares will be limited, in the aggregate, to voting power of 9.9%, as specified in our Bye-Laws. As of the Record Date, holders of the Common Shares are entitled to exercise approximately 55% of the votes that may be cast at the Annual Meeting on all matters submitted other than the election of directors. With respect to the election of the three Class II directors, the holders of the Common Shares are entitled to exercise 100% of the votes that may be cast at the Annual Meeting. Due to limitations on voting power discussed below, as of the Record Date, the aggregate votes represented by the Common Shares with respect to the election of the Class II directors were 11,218,279 votes.

      On April 4, 2002, we issued $150 million in Preferred Shares to certain investors pursuant to a Share Purchase Agreement, dated as of December 10, 2001 (the “Share Purchase Agreement”), between PXRE and Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P. (together with Capital Z Financial Services Fund II, L.P., “Capital Z”), Reservoir Capital Master Fund, L.P., Reservoir Capital Partners, L.P. (together with Reservoir Capital Master Fund, L.P., “Reservoir”) and Richard E. Rainwater (“Rainwater”) (each of Capital Z, Reservoir and Rainwater and their permitted assigns, a “Preferred Shareholder”, and together, the “Preferred Shareholders”). This transaction (the “Preferred Share Issuance”) involved the issuance of:

(i) 7,500 shares of Series A Convertible Voting Preferred Shares (the “Series A Preferred Shares”), allocated to two sub-series of shares, 5,000 shares allocated to sub-series A1 (“A1 Preferred Shares”) and 2,500 shares allocated to sub-series A2 (“A2 Preferred Shares”);

(ii) 5,000 shares of Series B Convertible Voting Preferred Shares (the “Series B Preferred Shares”), allocated to two sub-series of shares, 3,333.333 shares allocated to Series B1 (“B1 Preferred Shares”) and 1,666.667 shares allocated to Series B2 (“B2 Preferred Shares”); and

(iii) 2,500 shares of Series C Convertible Voting Preferred Shares (the “Series C Preferred Shares”), allocated to two sub-series of shares, 1,666.667 shares allocated to Series C1 (“C1 Preferred Shares”) and 833.333 shares allocated to Series C2 (“C2 Preferred Shares”).

      Each Preferred Share entitles the holder thereof to vote on a fully converted basis with the Common Shares, together as a class, on all matters which are submitted to a vote of the shareholders, other than the election of Class I, II and III directors, except that in no event shall Capital Z, Reservoir, Rainwater and their respective affiliates be permitted to exercise voting rights, collectively through our securities, in excess of 49.9% of our aggregate voting power on any shareholder matter. An 8% per annum dividend is payable on each Preferred Share which dividend is generally required to be paid in additional Preferred Shares prior to April 5, 2005 and cash thereafter. During the period from the issuance of the Preferred Shares on April 4, 2002 until the Record Date 1,225.87 additional Preferred Shares were issued in satisfaction of this dividend obligation. As of the Record Date, 16,225.87 Preferred Shares were issued and outstanding. These Preferred Shares are ultimately convertible into 10,475,061 Common Shares based on the current conversion price of $15.49.

      Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. The Board has determined to waive this requirement with respect to Capital Z (including, for such purpose, certain of its affiliates), but not with respect to Rainwater or Reservoir. Due to the application of the limitation in our Bye-Laws and the action by the Board, as of the Record Date, holders of the Preferred Shares are entitled to exercise 45% of the votes that may be cast at the Annual Meeting on all matters submitted other than the election of directors.

      All matters referenced in this Proxy Statement upon which the shareholders will be asked to consider and vote upon will, in accordance with our Bye-Laws, be decided by an ordinary resolution; that is, a resolution passed by a simple majority of votes cast in person or by proxy at the Annual Meeting entitled to vote on such matter. A resolution put to a vote at the Annual Meeting will be decided on by a show of hands, unless a poll has been demanded pursuant to our Bye-Laws. On matters to be decided by ordinary resolution, shares represented at the Annual Meeting whose votes are withheld on any matter, shares that are represented by “broker non-votes” (i.e., shares held by brokers or nominees that are represented at the Annual Meeting but with respect to which the broker or nominee has not received voting instructions from the beneficial owner and is not empowered to vote on a particular proposal) and the shares that abstain from voting on any particular matter are not included in the tabulation of the shares voting on such matter, but are counted for quorum purposes. Member brokerage firms of The New York Stock Exchange, Inc. (the “NYSE”) that hold shares in street name for beneficial owners, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, may vote in their discretion upon all of the proposals.

      The following table indicates those persons known to us (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), who own beneficially more than 5% of the Common Shares or Preferred Shares, as applicable, as of the Record Date:

	Name and Address	Amount and Nature of		Percent of	Percent
Title of Class	of Beneficial Owner	Beneficial Ownership		Class Outstanding	of Voting Rights(1)

Common Shares	Phoenix Home Life Mutual	1,131,700 shares	(2)	9.3%	5.1%
	Insurance Company
	One American Row
	Hartford, CT 06115
Common Shares	DePrince, Race & Zollo, Inc	1,766,800 shares	(3)	14.5%	8.0%
	201 S. Orange Avenue
	Suite 850
	Orlando, FL 32801
Common Shares	Royce & Associates, Inc
	and Affiliates	1,160,439 shares	(4)	9.5%	5.3%
	1414 Avenue of the Americas
	New York, NY 10019
Common Shares	FMR Corp. and Affiliates	1,117,000 shares	(5)	9.2%	5.1%
	82 Devonshire Street
	Boston, MA 02109
Common Shares	SAB Capital Advisors, L.L.C.
	and Affiliates	1,190,300 shares	(6)	9.8%	5.4	%(6)
	650 Madison Avenue
	26th Floor
	New York, NY 10022
Common Shares	James G. Dinan	992,785 shares	(7)	8.1%	4.5%
	York Capital Management
	L.P. & Affiliates
	350 Park Avenue
	4th Floor
	New York, NY 10022
Class A	Capital Z Partners, Ltd.
Preferred Shares	& Affiliates	8,112.94 shares	(8)(9)	100%	23.7	%(10)
	54 Thompson Street
	New York, NY 10012
Class B	Reservoir Capital Management
Preferred Shares	L.L.C. & Affiliates	4,067.29 shares	(8)(11)	75%	9.9	%(10)
	650 Madison Avenue
	26th Floor
	New York, NY 10022
Class B	SAB Capital Advisors, L.L.C.
Preferred Shares	and Affiliates	1,341.34 shares	(6)	25%	3.9	%(6)(10)
	650 Madison Avenue
	26th Floor
	New York, NY 10022
Class C	RER Reinsurance Holdings,
Preferred Shares	L.P.	2,596.14 shares	(8)(12)	96%	7.6	%(10)
	777 Main Street
	Suite 2250
	Fort Worth, TX 76102

(1)	Reflects the percentage of voting rights on all matters being submitted to the Annual Meeting other than the election of directors. The Preferred Shares are not entitled to vote on the election of Class II directors. Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. Accordingly, certain shareholders will have their voting rights for the election of Class II directors reduced to reflect this limitation and the total outstanding votes entitled to be cast for the election of Class II directors will be reduced to 11,218,279 votes. The votes and percentage of votes for the election of Class II directors for each of the above listed holders of Common Shares is as follows: DePrince, Race & Zollo, Inc. (“DePrince”) — 1,110,610 votes or 9.9%; FMR Corp. (“FMR”) — 1,110,610 votes or 9.9%; Phoenix Home Life Mutual Insurance Company (“Phoenix Home Life”) — 1,110,610 votes or 9.9%; SAB Capital Advisors, L.L.C. (“SABCA”) and its affiliates — 1,110,610 votes or 9.9%; Royce & Associates, Inc. (“Royce”) — 1,110,610 votes or 9.9%; and Dinan — 992,785 votes or 8.8%.
(2)	According to the Schedule 13G filed with the Securities and Exchange Commission (the “Commission”) by Phoenix Home Life, Phoenix Home Life may be deemed to beneficially own the 1,131,700 Common Shares indicated opposite its name in the above table. Phoenix Home Life reports sole voting and dispositive power in respect of such 1,131,700 Common Shares.
(3)	According to the Schedule 13G filed with the Commission by DePrince, DePrince may be deemed to beneficially own the 1,766,800 Common Shares indicated opposite its name in the above table. DePrince reports sole voting and dispositive power in respect of such 1,766,800 Common Shares.
(4)	According to the Schedule 13G filed with the Commission by Royce, Royce may be deemed to beneficially own the 1,160,439 Common Shares indicated opposite its name in the above table. Royce reports sole voting and dispositive power in respect of such 1,160,439 Common Shares.
(5)	According to the Schedule 13G filed with the Commission by FMR and various affiliates thereof, FMR, Edward C. Johnson 3d and Abigail P. Johnson and other members of the Johnson family may be deemed to beneficially own the 1,117,000 Common Shares indicated opposite FMR’s name in the above table, by virtue of FMR’s 100% ownership of Fidelity Management & Research Company (“Fidelity”). Fidelity, in its capacity as a registered investment advisor to various investment companies may be deemed to be the beneficial owner of such 1,117,000 Common Shares. Neither FMR, Mr. Johnson nor Ms. Johnson reports sole or shared voting power in respect of the 1,117,000 Common Shares. Each of FMR, Mr. Johnson and Ms. Johnson reports sole dispositive power in respect of such 1,117,000 Common Shares.
(6)	According to the Schedule 13G filed with the Commission by SABCA and its various affiliates (collectively, “SAB”), SAB may be deemed to beneficially own the 1,190,300 Common Shares indicated opposite their name in the above table by virtue of SAB Capital Partners, L.P.’s (“SABCPI”) ownership of 579,705 Common Shares, SAB Capital Partners II, L.P.’s (“SABCPII”) ownership of 13,795 Common Shares (as to which SABCA is reported to exercise shared voting and dispositive power for said Common Shares), and SAB Overseas Fund, Ltd.’s (“SABOF”) ownership of 596,800 Common Shares (as to which SAB Capital Management, L.L.C. (“SABCM”) and SAB Overseas Capital Management, L.P. (“SABOCM”) are reported to possess shared voting and dispositive power for said Common Shares). SAB reports that Mr. Scott A. Bommer may be deemed to beneficially own and exercise shared voting and dispositive power with respect to such 1,190,300 Common Shares beneficially held by SAB. Pursuant to a Transfer and Joinder Agreement, dated as of April 5, 2002, Reservoir Capital Partners Master Fund, L.P. (“Reservoir Master Fund”), Reservoir Capital Partners, L.P. (“Reservoir Partners”) and SABCPI, SABCPII and SABOF, SABCPI acquired 396.667 B-1 Preferred Shares and 198.333 B-2 Preferred Shares, SABCPII acquired 12.667 B-1 Preferred Shares and 6.333 B-2 Preferred Shares and SABOF acquired 417.333 B-1 Preferred Shares and 208.667 B-2

Preferred Shares. Between such acquisition and the Record Date, SABCPI, SABCPII and SBAOF received, collectively, an additional 101.34 Series B Preferred Shares in satisfaction of PXRE’s dividend obligations. Therefore, as of the Record Date, the various SAB entities collectively held 1,341.34 Series B Preferred Shares as follows: SABCPI held 429.08 B-1 Preferred Shares and 214.54 B-2 Preferred Shares, SABCPII held 13.7 B-1 Preferred Shares and 6.85 B-2 Preferred Shares and SABOF held 451.44 B-1 Preferred Shares and 225.72 B-2 Preferred Shares.
(7)	According to the Schedule 13G filed with the Commission, James G. Dinan (“Dinan”) beneficially owns the 992,785 Common Shares indicated opposite his name in the above table, which includes 486,900 Common Shares beneficially owned by York Investment Limited (“York Investment”), 181,800 Common Shares beneficially owned by York Capital Management L.P. (“York Capital”), 56,000 Common Shares beneficially owned by York Select L.P. (“York Select”), 44,000 Common Shares beneficially owned by York Select Trust (“York Select Trust”), 168,300 Common Shares beneficially owned by York Offshore Investors Unit Trust (“York Offshore”), and 55,785 Common Shares held by certain other funds and accounts (the “Managed Accounts”) over which Dinan has discretionary investment authority. According to the Schedule 13G filed with the Commission, Dinan, an individual, is the Senior Managing Member and holder of a controlling interest in Dinan Management L.L.C. (“Dinan Management”), York Select Domestic Holdings, LLC (“York Select Domestic Holdings”), York Select Offshore Holdings, L.L.C. (“York Offshore LLC”). Dinan is also a Director and holder of a controlling interest in York Offshore Holdings, Limited (“York Offshore Limited”). York Offshore Limited is the investment manager of York Investment. Dinan Management is the General Partner of York Capital. York Select Domestic Holdings is the General Partner of York Select. York Select Offshore Holdings is the investment manager of York Select Trust. York Offshore LLC is the investment manager of York Offshore. Dinan is the President and sole shareholder of JGD Management Corp., which manages the Managed Accounts.
(8)	On April 17, 2002, an Amended Schedule 13D was filed jointly on behalf of Capital Z Financial Services Fund II, L.P. (“Capital Z Fund II”), Capital Z Financial Services Private Fund II, L.P. (“Capital Z Private Fund II”), Capital Z Partners, L.P. (“Capital Z L.P.”), and Capital Z Partners, Ltd. (“Capital Z Ltd.”, and together with Capital Z Fund II, Capital Z Private Fund II and Capital Z L.P., the “Capital Z Reporting Persons”), Reservoir Capital Partners Master Fund, L.P. (“Reservoir Master Fund”), Reservoir Capital Partners, L.P. (“Reservoir Partners”), Reservoir Capital Group, L.L.C. (“Reservoir Group”), Reservoir Capital Management, L.L.C. (“Reservoir Management”) and Reservoir Capital Associates, L.P. (“Reservoir Associates” and together with Reservoir Master Fund, Reservoir Partners, Reservoir Group and Reservoir Management, the “Reservoir Reporting Persons”) and RER Reinsurance Holdings, L.P., (“RER”) (collectively with the Capital Z Reporting Persons and the Reservoir Reporting Persons, the “Reporting Persons”). According to this Amended Schedule 13D, each of the Reporting Persons reports beneficial ownership of 8,920,267 Common Shares, but each sub-group of Reporting Persons disclaims beneficial ownership of all Common Shares or Preferred Shares that may be owned or deemed owned by any of the other sub-groups of Reporting Persons.
(9)	According to the Share Register of PXRE, Capital Z holds the 8,112.94 Preferred Shares indicated opposite its name in the above table, which includes 5,379.97 A1 Preferred Shares and 2,689.98 A2 Preferred Shares owned by Capital Z Fund II and 28.65 A1 Preferred Shares and 14.32 A2 Preferred Shares owned by Capital Z Private Fund II. The 8,112.94 Preferred Shares held by Capital Z are convertible into 5,237,530.77 Common Shares. Capital Z Ltd. is the sole general partner of Capital Z L.P. Capital Z L.P. is the sole general partner of Capital Z Fund II and Capital Z Private Fund II. According to the Amended Schedule 13D, each of the Capital Z Reporting Persons disclaims beneficial ownership of all Common Shares or Preferred Shares that may be owned or deemed owned by any of the Reservoir Reporting Persons or RER. Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. The Board has determined to waive this requirement with respect to the Capital Z Reporting Persons (including, for such purpose, certain of their affiliates).

(10)	The Preferred Shares vote on an as-converted basis with the Common Shares. The conversion ratio is based on the current conversion price of $15.49.
(11)	According to the Share Register of PXRE, Reservoir holds the 4,067.29 Preferred Shares indicated opposite its name in the above table, which includes 2,321.06 B1 Preferred Shares and 1,160.53 B2 Preferred Shares owned by Reservoir Partners and 390.46 B1 Preferred Shares and 195.23 B2 Preferred Shares owned by Reservoir Master Fund. The 4,067.29 Preferred Shares held by Reservoir are convertible into 2,625,748.76 Common Shares. According to the Amended Schedule 13D, in addition to the Preferred Shares, Reservoir owns 150,350 Common Shares, which includes 128,145, 21,855 and 350 Common Shares owned by Reservoir Partners, Reservoir Master Fund and Reservoir Associates, respectively. Reservoir Management is the managing member of Reservoir Group. Reservoir Group is the general partner of Reservoir Partners, Reservoir Master Fund and Reservoir Associates. According to the Amended Schedule 13D, each of the Reservoir Reporting Persons disclaims beneficial ownership of all Common Shares or Preferred Shares that may be owned or deemed owned by any of the Capital Z Reporting Persons or RER. Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. Accordingly, the Reservoir Reporting Persons will only be permitted to exercise 2,184,459 votes at the Annual Meeting with respect to matters other than the election of Class II directors and will not be permitted to exercise any votes with respect to the election of Class II directors.
(12)	According to the Share Register of PXRE, RER holds the 2,596.14 Preferred Shares indicated opposite its name in the above table, consisting of 1,730.76 C1 Preferred Shares and 865.38 C2 Preferred Shares owned by Rainwater. The 2,596.14 Preferred Shares held by RER are convertible into 1,676,009.85 Common Shares. According to the Amended Schedule 13D, Richard Rainwater, as the sole general partner of RER, has the sole voting and dispositive power with respect to the 2,596.14 Preferred Shares held by RER. According to the Amended Schedule 13D, RER disclaims beneficial ownership of all Common Shares or Preferred Shares that may be owned or deemed owned by any of the Reservoir Reporting Persons or the Capital Z Reporting Persons.

      To our knowledge, no other person owns of record or beneficially more than 5% of our outstanding Common Shares or Preferred Shares as of the Record Date.

PROPOSAL 1:

ELECTION OF DIRECTORS

      Our Bye-Laws provide for the election of directors by the shareholders. In accordance with the Bye-Laws, our Board of Directors is divided into four classes (Classes I, II, III and IV) with Class I, II and III being as nearly equal in number as possible. Classes I, II and III are elected by the holders of our Common Shares. With respect to such classes, the terms of office of the members of one class expire and a successor class is elected at each annual general meeting of the shareholders. The holders of our Preferred Shares and

Convertible Common Shares have the right to designate up to four Class IV Directors, but do not have the right to vote for the election of Class I, II and III directors. Subject to certain share ownership requirements, holders of Series A Preferred Shares and Class A Common Shares are entitled to appoint up to two directors, the holders of Series B Preferred Shares and Class B Common Shares are entitled to appoint one director, and the holders of Series C Preferred Shares and Class C Common Shares are entitled to appoint one director. In the event any holder fails to maintain any requisite ownership level and relinquishes a Board seat as a result, such Board seat will thereafter be filled in accordance with Bye-Law 22 of the Bye-Laws.

      At the Annual Meeting, the terms of office of the Class II directors will terminate. Therefore, the Board of Directors has nominated Robert W. Fiondella, Halbert D. Linquist and Philip R. McLoughlin (each of whom are also presently serving on the Board) for re-election as Class II directors to serve three-year terms until the Annual General Meeting of Shareholders in 2006 and until their successors have been elected and qualified. It is intended that Proxies will be voted in favor of these persons. If, for any reason, any of the nominees are not able or willing to serve as a director when the election occurs (a situation which is not presently expected), it is intended that the Proxies will be voted for the election of a substitute nominee in accordance with the judgment of the Proxy holder.

      THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR” THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR NAMED ABOVE.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

      The following are our Class I, II and III directors as of the Record Date. Unless otherwise indicated, all of the following directors have served in such capacity with PXRE since its organization in August 1999 and with its predecessor, PXRE Corporation (“PXRE Delaware”), since 1986.

          Class I Directors — Term Expiring in 2005

Franklin D. Haftl (68) was elected a director of PXRE Delaware in February 1997 and has been in the insurance and reinsurance industry since 1958. He served as President and Chief Executive Officer of Unione Italiana Reinsurance Company of America, Inc. from October 1988 to March 1994. Mr. Haftl is a certified arbiter member of the American Arbitration Association and has served and continues to serve as an umpire on numerous arbitration panels adjudicating commercial insurance and reinsurance related disputes.

Wendy Luscombe (51) was elected a director of PXRE Delaware in November 1993 and has been a principal of WKL Associates, a company which provides U.S. real estate investment advisory services to U.K. companies, since May 1994. Ms. Luscombe is also principal real estate advisor to Prudential Portfolio Managers America Limited. Ms. Luscombe has been a director of Zweig Fund and Zweig Total Return Fund since February 2001 and has also been a director of Endeavor Real Estate Securities since November 2000.

          Class II Directors — If Elected, Term Expiring in 2006

Robert W. Fiondella (60) retired as Chairman of the Board of The Phoenix Companies, Inc. on March 31, 2003. Prior thereto he served as Chairman of the Board of The Phoenix Companies, Inc. since November 2000. He also served as Chief Executive Officer of The Phoenix Companies, Inc. from November 2000 to January 2003 and Chairman and Chief Executive Officer of Phoenix Home Life since

February 1994. From July 1992 to February 1994, he was President and Chief Operating Officer of Phoenix Home Life, and from February 1989 to June 1992, he was President and Chief Operating Officer of Phoenix Mutual Life Insurance Company, a predecessor of Phoenix Home Life (Phoenix Mutual”). Mr. Fiondella was also a director of Phoenix Charter Oak Trust Company, as well as an officer of various other Phoenix Home Life subsidiaries. Mr. Fiondella is also a director of Hilb, Rogal and Hamilton, an insurance brokerage firm, and NextGen Ventures, Inc.

Halbert D. Lindquist (57) was appointed by the Board of Directors in November 2000 to fill the casual vacancy that arose upon the retirement of Mr. Wilson Wilde from the Board. Mr. Lindquist is the Senior Investment Officer for Blackstone Alternative Asset Management, where he is responsible for managing a $1.5 billion fund of funds hedge fund portfolio. Mr. Lindquist is also a principal of Tucson Asset Management, Inc. and Presidio Securities, Inc.

Philip R. McLoughlin (56) has been Chairman, Chief Executive Officer and a director of Phoenix Investment Partners, Ltd. since October 1995. Phoenix Investment Partners, Ltd. is an investment management company and a subsidiary of The Phoenix Companies, Inc. Mr. McLoughlin was Executive Vice President, Chief Investment Officer and a Director of the Phoenix Companies, Inc. from November 2000 to July 2002 and he also served as Executive Vice President — Investments of Phoenix Home Life since 1988. Mr. McLoughlin serves as President and Director of Phoenix Equity Planning and President of the Phoenix Funds.

          Class III Directors — Terms Expiring in 2004

Gerald L. Radke (58) has been the Chief Executive Officer and a director of PXRE (and its predecessor PXRE Delaware) since 1986 and its Chairman of the Board of Directors since June 1995.

F. Sedgwick Browne (60) is a counsel at Sidley Austin Brown & Wood LLP, a law firm, specializing in the insurance and reinsurance industry. Prior to becoming counsel at Sidley Austin Brown & Wood LLP on September 5, 2002, he was senior counsel at Morgan, Lewis & Bockius LLP. Prior to becoming senior counsel at Morgan Lewis & Bockius LLP, he was a partner of that firm. Mr. Browne was elected a director of PXRE Delaware in June 1999.

          Class IV Directors — Terms Expiring in 2004

      Upon closing of the Preferred Share Issuance on April 4, 2002, the Preferred Shareholders designated the following individuals as Class IV directors:

Bradley E. Cooper (36) (Capital Z Director) is a Partner and co-founder of Capital Z. Prior to joining Capital Z, Mr. Cooper served in similar roles at Insurance Partners Advisors, L.P. (“Insurance Partners”) and International Insurance Investors, L.P. Prior to the formation of Insurance Partners, Mr. Cooper was a Vice President of International Insurance Advisors, Inc. and was an investment banker in the Financial Institutions Group at Salomon Brothers, Inc. Mr. Cooper serves on the Board of Directors of Highlands Insurance Group, Inc., CERES Group, Inc. and Universal American Financial Corp.

Susan S. Fleming (33) (Capital Z Director) is a Partner of Capital Z. Prior to joining Capital Z, Ms. Fleming served as Vice President of Insurance Partners and was an investment banker in the Mergers and Acquisitions Financial Institutions Group at Morgan Stanley & Co. Ms. Fleming currently serves on the Board of Directors of Universal American Financial Corp. and CERES Group, Inc.

Craig A. Huff (38) (Reservoir Director) is the President and co-founder of Reservoir Capital Group, a New York based private investment firm. Prior to co-founding Reservoir, he was a partner at Ziff Brothers Investments, a generalist investment firm managing Ziff family capital. Previously, he served as a Nuclear Submarine Officer in the U.S. Navy. Mr. Huff currently serves on the Board of Directors of ARC Systems, Inc.

Robert Stavis (40) (Rainwater Director) is a Partner of Bessemer Venture Partners, a private venture capital firm, and focuses on investments in financial services technologies and business process automation. Prior to joining Bessemer, he was the co-head of global arbitrage trading for Salomon Smith Barney. While at Salomon Smith Barney, Mr. Stavis served as a member of the firm’s operating committee, risk management committee and the control and compliance committee. He currently serves on the Board of Directors of Access International Financial Services, Inc., Capital Thinking, Inc., Diogenes, Inc. and Supercritical Combustion Corporation.

In addition to Mr. Gerald Radke, we have the following executive officers:

Michael J. Bleisnick (51) is Executive Vice President — London Market Operations and has been an Executive Vice President of PXRE since March 1993. Prior thereto, he was a Senior Vice President of PXRE.

Bruce J. Byrnes (35) is the General Counsel and Secretary of PXRE Delaware and PXRE Reinsurance Company. Prior to joining us in May, 2001, Mr. Byrnes was an Associate of the law firm of Morgan, Lewis & Bockius LLP from September 1998, where he specialized in corporate and reinsurance matters. Prior to that, Mr. Byrnes was an Associate of the law firm of Baker & McKenzie, where he also specialized in corporate and reinsurance matters.

Gordon Forsyth, III (54) is Executive Vice President and Chief Underwriting Officer and has been an Executive Vice President of PXRE since March 1993. Prior thereto, he was a Senior Vice President of PXRE.

Guy D. Hengesbaugh (44) is President of PXRE Reinsurance Ltd., and Executive Vice President of PXRE. Prior to joining PXRE in August of 2002, Mr. Hengesbaugh was President and Chief Executive Officer of LaSalle Re Holdings Limited. Prior to joining LaSalle, Mr. Hengesbaugh was with CNA Re Underwriting in Chicago and London. He joined CNA in 1985 as an underwriter in the reinsurance division and in 1988 was named an underwriter with CNA’s London based reinsurance affiliate.

John M. Modin (37) is Senior Vice President, Treasurer and Chief Financial Officer for PXRE. Prior to joining PXRE in September 2002, Mr. Modin was the Chief Financial Officer of Enterprise Reinsurance Holdings Corporation. Prior to joining Enterprise in 1997, Mr. Modin, a CPA, was a Senior Manager with KPMG in New York where he served clients in the property and casualty, life, reinsurance, financial guarantor, and brokerage insurance sectors.

Jeffrey L. Radke (34) has been President and Chief Operating Officer of PXRE since May 2002. Mr. Radke was Executive Vice President of PXRE from November 1999 to May 2002. Prior thereto, Mr. Radke served as President of Select Reinsurance Ltd. From 1996 to 1998, he was Senior Vice President — Capital Markets Products of CAT Limited, prior to which he was a Vice President of Guy Carpenter & Company, a reinsurance brokerage firm. Jeffrey Radke is Gerald Radke’s son.

      All of our executive officers hold office at the pleasure of the Board of Directors.

      The following table sets forth certain information concerning beneficial ownership of our Shares by the directors, the five executive officers named below under the heading “Executive Compensation” and all directors and executive officers as a group, as of the Record Date:

	Common Shares		Percent Beneficially
Directors and Named Executive Officers	Beneficially Owned(1)		Owned(1)

Gerald L. Radke	339,287	(2)	2.8%
F. Sedgwick Browne	35,325	(3)	*
Bradley E. Cooper	1,000	(3)	*
Robert W. Fiondella	46,148	(3)	*
Susan S. Fleming	1,000	(3)	*
Franklin D. Haftl	31,364	(3)	*
Craig A. Huff	153,804	(4)	1.3	%(4)
Halbert D. Lindquist	13,951	(3)	*
Wendy Luscombe	31,221	(3)	*
Philip R. McLoughlin	38,812	(3)	*
Robert Stavis	3,158	(5)	*
Michael J. Bleisnick	147,156	(6)	1.2%
Bruce J. Byrnes	42,738		*
Gordon Forsyth, III	151,883	(6)	1.2%
Jeffrey L. Radke	142,866	(6)	1.2%
All directors and executive officers as a group (15 persons)	1,179,713		9.7	%(7)

*	Beneficially owns less than 1% of the Common Shares outstanding.
(1)	The number of Common Shares set forth opposite the names of Mr. Browne, Mr. Cooper, Ms. Fleming, Mr. Haftl, Mr. Huff, Mr. Lindquist, Ms. Luscombe and Mr. Stavis does not include the 2,000 shares granted to each such director under the PXRE Director Deferred Stock Plan (described below under the heading “The Board of Directors and Its Committees and Director Compensation”), as to which shares such directors held neither voting nor investment power as of the Record Date. Pursuant to the terms of the Director Deferred Stock Plan, on each date that dividends are paid to shareholders in respect of the Common Shares, we make dividend equivalent payments, in cash, in respect of each Common Share granted, but not yet delivered, under such Plan.
(2)	Mr. G. Radke beneficially owns 2.8% of our issued and outstanding Common Shares. The number of Common Shares set forth opposite Mr. G. Radke’s name includes currently exercisable options to purchase 203,423 Common Shares.
(3)	Includes with respect to each of the following individuals, currently exercisable options to purchase the indicated number of Common Shares: Mr. Browne, 19,181 shares; Mr. Cooper, 0 shares; Ms. Fleming, 0 shares; Mr. Fiondella, 40,148 shares; Mr. Haftl, 27,729 shares; Mr. Lindquist, 11,951 shares; Ms. Luscombe, 28,071 shares; and Mr. McLoughlin, 34,645 shares. Also includes for Mr. Browne 3,028 Common Shares owned by his wife, as to which Mr. Browne disclaims beneficial ownership.
(4)	According to the Amended Schedule 13D, Reservoir Management reports shared dispositive and voting power with respect to 150,350 Common Shares. Reservoir Management also holds beneficial ownership of 4,067.28 Preferred Shares (which are ultimately convertible into 2,625,748 Common Shares). Mr. Huff may be deemed to beneficially own such Common Shares and Preferred Shares by virtue of his position as President of Reservoir Management. Mr. Huff disclaims beneficial ownership as to all of the Reservoir shares. Also includes currently exercisable options to purchase 2,454 Common Shares.
(5)	Includes currently exercisable options to purchase 2,158 Common Shares. Mr. Stavis also owns 72.12 C1 Preferred Shares and 36.05 C2 Preferred Shares, which, collectively, are ultimately convertible into 69,833 Common Shares.
(6)	Includes with respect to each of the following individuals, currently exercisable options to purchase the indicated number of Common Shares: Mr. Bleisnick, 110,292 shares; Mr. Byrnes, 18,750 shares; Mr. Forsyth, 99,892 shares; and Mr. J. Radke, 87,500 shares.
(7)	The directors and executive officers as a group beneficially own 9.7% of our outstanding Common Shares. The number of shares includes currently exercisable options to purchase 686,194 Common Shares.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

AND DIRECTOR COMPENSATION

The Board of Directors and its Committees

      In 2002, our Board of Directors met six (6) times. Other than Messrs. Cooper, Haftl, Lindquist and McLoughlin, no director attended fewer than 75% of the aggregate of (i) the total number of Board meetings (held when such person was a director, and (ii) the total number of meetings held by the standing committees on which he or she served (during the periods that he or she served). Mr. Cooper attended 60% of the aggregate number of meetings of the Board and the committees on which he served during 2002. Mr. Haftl attended 71% of the aggregate number of meetings of the Board and the committees on which he served during 2002. Mr. Lindquist attended 67% of the aggregate number of meetings of the Board and the committees on which he served during 2002. Mr. McLoughlin attended 67% of the aggregate number of meetings of the Board and the committees on which he served during 2002.

      There are five standing committees of the Board of Directors: the Audit Committee, the Human Resources Committee, the Investment Committee, the Nominating and Corporate Governance Committees and the Executive Committee. The committees are composed entirely of directors who are not employees of PXRE, except for Mr. Gerald Radke, who is a member of the Executive Committee.

      The members of the Audit Committee are Messrs. Browne (Chairman), Cooper, Haftl, Huff, Lindquist, McLoughlin, and Stavis. The members of the Audit Committee are responsible for, among other things, assisting the Board of Directors in fulfilling its responsibilities in connection with our accounting and financial reporting practices and overseeing the qualifications and performance of the independent auditors. Our Common Shares are listed on the NYSE and are governed by its listing standards. The Board has determined that all members of the Audit Committee are “independent” as that term is currently defined in the listing standards of the NYSE. In 2002, the Audit Committee met four (4) times.

      The members of the Human Resources Committee are Messrs. Fiondella (Chairman), Cooper, Haftl, McLoughlin, Ms. Luscombe and Ms. Fleming. The Human Resources Committee performs the functions of a compensation committee, including approval of the compensation paid to the Chief Executive Officer and other executive officers, and the administration of our various stock option and other compensation plans. In 2002, the Human Resources Committee met four (4) times.

      The members of the Investment Committee are Ms. Luscombe (Chairwoman) and Messrs. Browne, Fiondella, Huff, Lindquist, Stavis and Ms. Fleming. The members of the Investment Committee are responsible for monitoring and approving the investment policies and the investments of PXRE and our reinsurance subsidiaries, including PXRE Reinsurance Company (“PXRE Reinsurance”) and PXRE Reinsurance Ltd. (“PXRE Bermuda”), and for overseeing investment management, which during 2002, was carried out by General Re — New England Asset Management, Inc. and by Mariner Investment Group, Inc. In 2002, the Investment Committee met five (5) times.

      The members of the Executive Committee are Messrs. G. Radke, Cooper, Huff and Fiondella. The Executive Committee is vested with the authority to exercise the powers of the full Board of Directors during the intervals between its meetings. In 2002, the Executive Committee met one (1) time.

      The members of the Nominating and Corporate Governance Committee are Messrs. Fiondella (Chairman), Browne, Cooper, and Huff. The Nominating and Corporate Governance Committee was formed in November 2002 to (i) identify, evaluate, and recommend to the Board individuals who have credentials qualifying them to be directors of the Board, either for appointment to the Board or to stand for election at a meeting of the shareholders, (ii) develop and recommend to the Board corporate governance guidelines for PXRE, and (iii) to periodically review, revise and administer PXRE’s policies relating to conflicts of interest, compliance with laws, insider trading, and ethical conduct. The Nominating and Corporate Governance Committee met one (1) time in 2002.

      The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Recommendations may be sent to P.O. Box 1282, Hamilton HM FX, Bermuda, Attn: Secretary. The procedure for nominating a person for election as a director at the 2004 annual general meeting of shareholders is described under “Shareholder Proposals” on page 36.

      The following report of the Audit Committee of the PXRE Board of Directors is made pursuant to the rules of the Securities and Exchange Commission. This Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee of the Board of Directors of PXRE

      The Audit Committee of the PXRE Board of Directors (the “Committee”) is composed of 7 independent directors and operates under a written charter adopted by the Board of Directors. As of the date of this Report, the members of the Audit Committee are F. Sedgwick Browne (“Chairman”), Franklin D. Haftl, Philip R. McLoughlin, Craig Huff, Halbert Lindquist, Bradley Cooper and Robert Stavis. The Committee determines, subject to shareholder approval, whether to engage PXRE’s independent auditors.

      Management is responsible for PXRE’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. PXRE’s independent auditors are responsible for performing an independent audit of those consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Our responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on PXRE’s financial statements. Furthermore, our considerations and discussions with management and the independent auditors do not assure that PXRE’s financial statements are presented in accordance with generally accepted accounting principles in the United States of America, that the audit of PXRE’s financial statements has been carried out in accordance with generally accepted auditing standards or that PXRE’s independent auditors are in fact “independent.”

      In this context, we have reviewed and discussed PXRE’s consolidated financial statements with management and the independent auditors. We discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified or supplemented. PXRE’s independent auditors also provided us with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and we discussed with the independent auditors that firm’s independence.

      Based upon our discussions with management and the independent auditors, our review of the representations of management, and the report of the independent auditors to the Committee, we recommended to the Board of Directors that PXRE’s audited consolidated financial statements be included in the PXRE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Dated: March 19, 2003

      AUDIT COMMITTEE

F. Sedgwick Browne (Chairman) Bradley Cooper Franklin D. Haftl Craig Huff Halbert Lindquist Philip R. McLoughlin Robert Stavis

Compensation of Directors

      Cash Compensation. In 2002, non-employee directors received an annual retainer of $25,000 (plus an additional $3,000 for Committee Chairpersons) payable at the beginning of the year plus Board of Director meeting fees of $1,800 per meeting, and standing committee meeting fees of $1,500 per meeting. Commencing in 2003, the annual retainer will be increased to $35,000 (plus an additional $6,000 for Committee Chairpersons, other than the Audit Chairperson who will receive an additional $12,000). In addition, Board meeting fees were changed to $2,000 per day, regardless of the number of meetings attended. During the 2002 fiscal year, we paid a total of $343,740 in directors’ fees. See “Other Compensation” below.

      Other Compensation. Under the PXRE Director Equity and Deferred Compensation Plan (the “Director Compensation Plan”), non-employee directors may elect to defer receipt of the annual retainer and fees for services as a member of the Board of Directors and such directors are allowed to elect, prior to the subject year, to receive all or a portion of the annual retainer amount and the fee-for-services amount in our Common Shares or options to purchase our Common Shares. Deferred amounts are credited with earnings (losses) mirroring the fund or funds provided in our 401(k) Savings and Investments Plan that are designated by the director. The number of shares that may be awarded to a director upon such director’s election to receive Common Shares is the number of whole shares equal to (i) the amount elected to be deferred divided by (ii) the fair market value per Common Share, as determined pursuant to the Director Compensation Plan.

      The number of whole Common Shares subject to an option grant under the Director Compensation Plan is determined by dividing the amount elected by the “option value”, as determined pursuant to the Director Compensation Plan. The exercise price per share under each option is equal to the fair market value per share, as determined pursuant to the Director Compensation Plan. Options granted under the Director Compensation Plan are immediately exercisable and may be exercised until the tenth anniversary of the date of grant. In the event that a director terminates service on the Board, such director’s options are exercisable for three years after the date of termination of service, but not beyond the original expiration date. In the event of death of a director after terminating service on the Board of Directors, any outstanding options expire on the later of the date the director could have exercised the option at the time the director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date.

      During the 2002 fiscal year, 0 Common Shares were awarded pursuant to the Director Compensation Plan and options for 14,445 Common Shares, at an exercise price of $16.10, were granted pursuant to the Director Compensation Plan to the directors who elected to receive options to purchase Common Shares.

      The Director Compensation Plan is administered by the Board of Directors. The Board of Directors has full power and authority to construe and interpret the Director Compensation Plan and adopt and amend such rules and regulations for the administration of the Director Compensation Plan as it deems desirable. The Board of Directors may amend the Director Compensation Plan as it deems advisable, provided that shareholder approval is required for any amendment to the Director Compensation Plan that (i) materially increases the benefit accruing to participants under the Director Compensation Plan, (ii) increases the number of securities that may be issued under the Director Compensation Plan or (iii) materially modifies the requirements for participants in the Director Compensation Plan. Additionally, no amendment may materially and adversely affect any right of a director with respect to any option previously granted without such director’s written consent. The Board of Directors may terminate the Director Compensation Plan at any time. If not earlier terminated by the Board of Directors, the Director Compensation Plan will terminate immediately following the Annual General Meeting of Shareholders in 2007.

      Under the PXRE Director Stock Plan, as amended (the “Director Stock Plan”), each non-employee director is automatically granted, on the date of each annual general meeting, an option exercisable (subject to a three-year vesting period) for the purchase of 5,000 Common Shares at a price per share equal to the market value at the date of grant. In addition, upon the termination of service on the Board of Directors by a non-employee director as a result of disability (as determined by the Board of Directors) or retirement upon or following attainment of age 72, which termination occurs six months following the prior annual general meeting of shareholders, the director will receive a fully vested option exercisable for the purchase of 5,000 Common Shares on the last day of service as a director at a price per share equal to the fair market value at the date of grant. In the event a director terminates service on the Board of Directors by reason of death, retirement or disability, the total number of option shares will become immediately exercisable and will continue to be exercisable for three years (but not beyond its original expiration date). In the event a director terminates service on the Board of Directors other than by reason of death, disability or retirement, such person’s options (to the extent vested and exercisable upon such termination) will be exercisable for three months after the date of termination of service, but not beyond the original expiration date. In the event of death of a director after terminating service on the Board of Directors, any outstanding options will expire on the later of the date the director could have exercised the option at the time the director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date. No option may be repriced after the date of grant (other than in connection with an adjustment in our Common Shares, as provided in the Plan).

      Additionally, commencing in 2000, under the Director Stock Plan each non-employee director is automatically granted, on the date of each annual general meeting of shareholders, 1,000 Common Shares subject to certain restrictions. If approved by our shareholders at this meeting, the automatic grant will be increased to 2,500 Common Shares. The restrictions on the restricted shares lapse ratably over a period of three years from the date of grant (other than in the case of a “change of control” (as defined in the Director Stock Plan), the Common Shares of PXRE ceasing to be publicly traded or the death, disability or retirement of the director, which will result in a lapse of the restriction). In addition, upon the termination of service on the Board of Directors by a non-employee director as a result of disability or retirement that occurs at least six months following the prior annual general meeting of shareholders, the director will receive 1,000 fully vested Common Shares on the director’s last day of service.

      As of the Record Date, options for a total of 218,000 Common Shares had been granted, net of cancellations, pursuant to the Director Stock Plan, of which a total of 124,630 Common Shares are currently exercisable. As of the Record Date, 28,000 restricted Common Shares had been granted pursuant to the Director Stock Plan, 12,328 of which are currently vested. Directors who are granted restricted Common Shares under the Director Stock Plan are entitled to receive dividends on and to vote such Common Shares during the restricted period.

      The Director Stock Plan is administered by the Board of Directors, which is authorized to interpret the Director Stock Plan, but has no authority with respect to the selection of directors to receive options, the number of Common Shares subject to the Director Stock Plan or to each grant thereunder, or the option price for Common Shares subject to options. The Board of Directors may amend the Director Stock Plan as it deems advisable, but may not, without further approval of the shareholders, increase the maximum number of Common Shares under the Director Stock Plan or options or restricted Common Shares to be granted thereunder, change the option price or price of the restricted Common Shares provided in the Director Stock Plan, extend the period during which options or restricted Common Shares may be granted or exercised, or change the class of persons eligible to receive options or restricted Common Shares.

      Under the PXRE Non-Employee Director Deferred Stock Plan (the “Director Plan”), our eligible non-employee directors upon becoming directors are each granted the right to receive 2,000 Common Shares (subject to anti-dilution adjustments) at certain specified times following their respective terminations as directors. Effective as of January 1, 2003, the Director Plan was terminated; however, the terms of the Director Plan will continue to apply to those awards that have previously been granted to the non-employee directors but pursuant to which Common Shares have not yet been delivered. As of the Record Date, our eligible non-employee directors as a group have the right to receive a total of 16,000 Common Shares pursuant to the terms of the Director Plan.

      On each date that dividends are paid to holders of our Common Shares, each director who has been granted the right to receive Common Shares under the Director Plan is paid an amount in cash equal to the product of (i) the dividend per Common Shares for the applicable dividend payment date and (ii) the number of Common Shares that have been granted to the director, but that have not yet been delivered.

      The Director Plan is administered by the Board of Directors, which may amend or terminate the Director Plan at any time. However, no such amendment or termination may reduce the number of Common Shares granted to the directors prior to such amendment or termination. As discussed above, effective January 1, 2003, the Board of Directors terminated the Director Plan.

Stock Ownership Guidelines

      We have recently implemented stock ownership guidelines in order to better align the long-term interests of the members of our Board of Directors with our interests. The guidelines, which could be achieved over a five-year period, would result in each member of the Board of Directors owning Common Shares with a value equal to three times the annual retainer amount; provided that this policy is not applicable to the Class IV Directors appointed by the holders of the Preferred Shares.

PROPOSAL 2:

REAPPOINTMENT OF INDEPENDENT AUDITORS

Independent Auditors

      The Audit Committee of the Board of Directors is recommending that the firm of KPMG be appointed as our independent auditors for the fiscal year ending December 31, 2003. This recommendation is being presented to the shareholders for their approval at the Annual Meeting. KPMG has audited our financial statements since June 2001. A representative of KPMG is expected to attend the Annual Meeting, and will have the opportunity to make a statement if he or she so desires and to respond to questions. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors’ remuneration to the Audit Committee of the Board of Directors.

      Prior to June 2001, our auditor was PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”). PricewaterhouseCoopers notified us on March 12, 2001 that it declined to stand for re-appointment as our auditor for fiscal year 2001. PricewaterhouseCoopers’ decision followed the recommendation of the Audit Committee of our Board of Directors, and the Board of Directors’ determination on February 13, 2001, to conduct a review of auditing services and to invite PricewaterhouseCoopers, KPMG and another firm of independent auditors to make proposals to the Board of Directors for the provision of auditing services.

      The reports of PricewaterhouseCoopers on our financial statements for the fiscal years ended December 31, 2000 and 1999 were unqualified and contained no adverse opinion or disclaimer of opinion and no such report was qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years and the interim period preceding PricewaterhouseCoopers’ election not to stand for re-appointment, we had no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and no events of the nature required to be reported under Item 304(a)(1)(v) of Regulation S-K had occurred.

      The retention of KPMG was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors on April 3, 2001. During the two fiscal years prior to KPMG’s appointment, we had no consultations with KPMG concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on our financial statements as to which a written report was provided to us or as to which we received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement or a reportable event within the meaning of Item 304(a)(1) of Regulation S-K.

      We filed a Form 8-K on March 16, 2001, reporting PricewaterhouseCoopers’ election not to stand for reappointment, and filed a Form 8-K/A on April 10, 2001, reporting the engagement of KPMG as our independent auditor subject to the approval of our shareholders.

Fees Paid to Independent Auditors

      The following table sets forth the aggregate fees billed to the Company and its subsidiaries by KPMG, the Company’s independent auditors, for each of the fiscal years ended December 31, 2002 and 2001:

Category	December 31, 2002	December 31, 2001

Audit Fees	$698,000	$678,900
Audit-Related Fees(1)	$50,000	$0
Tax Fees(2)	$83,017	$125,369
All Other Fees(3)	$1,805	$0
Total	$832,822	$804,269

(1)	Audit-related fees relate to a quota share reinsurance agreement with P-1 Re Ltd.
(2)	Tax Fees relate to consideration of the disposal of the UK operations and related corporate capital vehicle.
(3)	All Other Fees relate to the purchase of online accounting research software.

      THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR” THE APPOINTMENT OF KPMG AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003 AND THE REFERRAL TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF THE DETERMINATION OF THE AUDITORS’ REMUNERATION.

EXECUTIVE COMPENSATION

      The following tables and narrative text describe the compensation paid in 2003 and the two prior fiscal years to our Chief Executive Officer and our four other most highly compensated executive officers. Also described below is certain future compensation such individuals may be eligible to receive upon retirement or following certain terminations of employment or certain changes of control.

SUMMARY COMPENSATION TABLE

			Annual Compensation		Long-Term Compensation

						Securities
					Restricted	Underlying	All Other
Name and			Bonus	Other Annual	Stock	Stock	Compensation
Principal Position	Year	Salary	($)(1)	Compensation(2)	Awards($)(3)	Options(#)(4)	($)(5)

Gerald L. Radke	2002	$527,500	$512,200	$1,667	$600,050	75,000	$30,680
Chairman and	2001	520,000	—	2,353	187,200	91,000	30,680
Chief Executive Officer	2000	519,100		78,930	112,500	82,000	29,044

Michael J. Bleisnick	2002	352,115	287,125	—	86,625	50,000	24,200
Executive Vice President —	2001	353,281	—	—	99,000	75,000	24,200
London Market Operations	2000	350,788	—	—	62,500	50,000	24,821

Bruce J. Byrnes(6)	2002	336,663	348,075	—	81,675	35,000	15,450
General Counsel and Secretary	2001	178,250	—	—	239,850	40,000	4,200
PXRE Corporation

Gordon Forsyth, III	2002	370,000	306,175	—	91,575	60,000	25,700
Executive Vice President	2001	370,000	—	—	99,000	95,000	25,700
and Chief Underwriter	2000	347,135	—	—	62,500	50,000	23,207
Jeffrey L. Radke	2002	401,025	363,675	92,770	114,075	80,000	19,500
President and Chief	2001	361,104	—	92,770	198,000	90,000	15,805
Operating Officer	2000	275,000	—	92,770	62,500	50,000	—

(1)	For 2002, consists of cash bonuses awarded in 2003 in respect of fiscal year 2002 pursuant to PXRE’s Restated Employee Annual Bonus Plan (the “Bonus Plan”) of $382,200 to Mr. G. Radke, $202,125 to Mr. Bleisnick, $190,575 to Mr. Byrnes, $213,675 to Mr. Forsyth and $266,175 to Mr. J. Radke. In addition, for 2002 includes retention bonus paid pursuant to retention agreements of $130,000 to Mr. G. Radke, $85,000 to Mr. Bleisnick, $82,500 to Mr. Byrnes, $92,500 to Mr. Forsyth and $97,500 to Mr. J. Radke. In addition, Mr. Byrnes received an additional bonus of $75,000 paid outside the Bonus Plan.
(2)	Consists of amounts paid to reimburse Mr. G. Radke for taxes paid by him (i) in respect of the Bermuda reorganization and (ii) in respect of income he may be treated as having received for income tax purposes relating to our provision of Bermuda housing for Mr. G. Radke and to our reimbursement of travel expenses incurred by Mr. G. Radke when traveling to Bermuda. With respect to Mr. J. Radke, consists of amounts paid to provide Bermuda housing for Mr. J. Radke.
(3)	Includes awards to Messrs. G. Radke, M. Bleisnick, B. Byrnes, G. Forsyth and J. Radke in respect to fiscal year 2002 of 7,954, 4,207, 3,966, 4,447 and 5,540 restricted Common Shares pursuant to the Bonus Plan. Pursuant to the terms of the Annual Bonus Plan, such restricted Common Shares will vest and become 100% non-forfeitable in one installment on February 12, 2006.

Also includes awards to Messrs. G. Radke, B. Byrnes, M. Bleisnick, G. Forsyth and J. Radke, respectively, for fiscal year 2000 of 9,000, 5,000, 0, 5,000, and 5,000 restricted Common Shares, for fiscal year 2001 of 9,000, 5,000, 0, 5,000 and 10,000 restricted Common Shares, and for fiscal year 2002 of

25,000, 0, 0, 0, and 0 restricted Common Shares in each case pursuant to our 1992 Officer Incentive Plan. Pursuant to the 1992 Officer Incentive Plan, such restricted Common Shares will vest in four equal annual installments, with the final installment on February 11, 2007. In addition, in 2001, Mr. Byrnes was granted 13,000 restricted Common Shares that vest 100% in May, 2004. From the date of award, such Common Shares are entitled to receive dividends, if any, declared with respect to our Common Shares. The aggregate holdings and market value of restricted Common Shares held on December 31, 2002 by Mr. G. Radke was 42,750 restricted Common Shares with a market value of $1,047,375; by Mr. Byrnes was 13,000 restricted Common Shares with a market value of $318,500; by Mr. Bleisnick was 10,250 restricted Common Shares with a market value of $251,125; by Mr. Forsyth was 9,500 restricted Common Shares with a market value of $232,750; and by Mr. J. Radke was 10,000 restricted Common Shares with a market value of $245,000.
(4)	Consists of non-qualified options granted in respect of our Common Shares pursuant to our 1992 Officer Incentive Plan.
(5)	For Mr. G. Radke, consists of: $26,000, $26,000 and $25,730 that we contributed in 2002, 2001, and 2000 respectively, to the 401(k) Plan and the related defined contribution portion to the Supplemental Executive Retirement Plan (which are contributory defined contribution plans), $3,078, $3,078 and $1,712 paid by PXRE during each of 2002, 2001 and 2000 with respect to a supplemental term life insurance policy for Mr. Radke’s benefit and $1,602 paid by PXRE during each of 2002, 2001 and 2000 with respect to a supplemental disability insurance policy for Mr. G. Radke’s benefit. For Mr. Bleisnick, consists of: $17,202, $17,000 and $17,621 that we contributed in 2002, 2001 and 2000, respectively, to the 401(k) Plan and the related defined contribution portion to the Supplemental Executive Retirement Plan and $7,200 paid by PXRE to Mr. Bleisnick during 2002, 2001 and 2000 with respect to a car allowance. For Mr. Byrnes consists of $8,250 that we contributed in 2002 to the 401(k) Plan and the related defined contribution portion to the Supplemental Executive Retirement Plan and $7,200 and $4,200 paid by PXRE during 2002 and 2001 with respect to a car allowance. For Mr. Forsyth, consists of: $18,500, $18,500 and $16,007 that we contributed in 2002, 2001 and 2000, respectively, to the 401(k) Plan and the related defined contribution portion to the Supplemental Executive Retirement Plan and $7,200 paid by PXRE to Mr. Forsyth during 2002, 2001 and 2000 with respect to a car allowance. For Mr. J. Radke, consists of $19,500 and $15,805 that we contributed in 2002 and 2001, 2001 to the 401(k) Plan and the related defined contribution portion to the Supplemental Executive Retirement Plan.
(6)	Joined PXRE in May 2001.

OPTION GRANTS IN LAST FISCAL YEAR

      During 2002, 440,500 options were granted pursuant to our 1992 Officer Incentive Plan.

	Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees in	or Base	Expiration	Present
Name	Granted (#)(1)	Fiscal Year	Price ($/Sh)	Date	Value ($)(2)

Gerald L. Radke	75,000	17%	$17.45	02/12/2012	$688,725
Michael J. Bleisnick	50,000	11%	$17.45	02/12/2012	$459,150
Bruce J. Byrnes	35,000	8%	$17.45	02/12/2012	$321,405
Gordon Forsyth, III	60,000	14%	$17.45	02/12/2012	$550,980
Jeffrey L. Radke	80,000	18%	$17.45	02/12/2012	$734,640

(1)	Consists of non-qualified options granted pursuant to our 1992 Officer Incentive Plan. The exercise price of the options listed in the above table is 100% of the fair market value of our Common Shares on the dates of the respective grants. For this purpose, the fair market value of each Common Share is the average of the high and low prices per share quoted on the New York Stock Exchange on the dates of grant. The options listed above become exercisable in four equal annual installments, subject to the grantee remaining in the continuous employ of PXRE or our affiliates for at least one year from the date of the grant, except where such employment terminates by reason of death, permanent disability or retirement at or after age 65 with our consent; provided, however, that upon the earlier of (i) a change of control of PXRE or (ii) our Common Shares ceasing to be publicly traded, any unexercised portion of an option will become exercisable. Options may also be surrendered in exchange for a cash payment in the event of a change of control of PXRE or the cessation of public trading of our Common Shares, in each case under certain circumstances. Options are not transferable by a grantee other than by will or the laws of descent and distribution, and during the lifetime of a grantee an option will be exercisable only by the grantee or, if the grantee is legally incapacitated, by the grantee’s duly appointed guardian or legal representative. The 1992 Officer Incentive Plan authorizes the administering committee to include in individual stock option agreements a provision allowing grantees to satisfy any federal, state or local income tax liabilities resulting from option exercises by having us withhold the appropriate number of Common Shares at the time of exercise (subject in each instance to committee approval).

(2)	In accordance with the Commission’s rules, in order to determine grant date present values in the above table, we used the Black-Scholes model of option valuation, adjusted to reflect an option term of five years, which represents the weighted average (by number of options) over the past 10 years of the length of time between the grant dates of options under our plans and their exercise dates for the named executive officers. The model also assumes: (i) an interest rate that represents the interest rate on a U.S. government zero coupon bond with a maturity equal to the term of the grant; (ii) volatility calculated using a weekly stock price for five years (260 weeks) prior to the grant date; and (iii) dividends estimated at the annual rate of $0.24 per share. Based on this model, the present value of the options on the February 12, 2002 grant dates was determined to be $9.183 respectively per option. We do not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR

AND OPTION VALUES AT DECEMBER 31, 2002

			Number of Unexercised	Value of Unexercised
			Stock Options at	In-the-Money Stock
	Shares		12/31/02	Options at 12/31/02
	Acquired on	Value	(#)(2)	($)(3)
Name	Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

Gerald L. Radke	0	$0	166,025/184,250	$658,045/1,485,900
Michael J. Bleisnick	4,600	$48,012	83,628/131,250	$385,500/1,061,250
Bruce J. Byrnes	0	$0	10,000/ 65,000	$85,500/ 503,250
Gordon Forsyth, III	29,802	$282,308	68,094/156,250	$173,825/1,231,125
Jeffrey L. Radke	0	$0	47,500/172,500	$463,500/1,354,500

(1)	Represents the difference between the closing prices of our Common Shares as reported on The New York Stock Exchange on the dates of exercise and the exercise prices of the options.
(2)	For Mr. G. Radke, consists of options for 350,275 Common Shares granted in 1993 through 2002 pursuant to our 1992 Officer Incentive Plan at exercise prices ranging from $12.50 to $32.938 per share, 166,025 of which options were exercisable at December 31, 2002. For Mr. Bleisnick, consists of options for 214,878 Common Shares granted in 1993 through 2002 pursuant to our 1992 Officer Incentive Plan at exercise prices ranging from $12.50 to $32.938 per share, 83,628 of which options were exercisable at December 31, 2002. For Mr. Byrnes, consisted of options for 75,000 Common Shares granted in 2001 and 2002 pursuant to our 1992 Officer Incentive Plan at exercise prices ranging from $15.95-$17.45 per share, 10,000 of which options were exercisable at December 31, 2002. For Mr. Forsyth, consists of options for 224,344 Common Shares granted in 1993 through 2002 pursuant to our 1992 Officer Incentive Plan at exercise prices ranging from $12.50 to $32.938 per share, 68,094 of which options were exercisable at December 31, 2002. For Mr. J. Radke, consists of options for 220,000 Common Shares granted pursuant to our 1992 Officer Incentive Plan at exercise prices ranging from $12.50 to $19.80 per share, 47,500 of which options were exercisable at December 31, 2002.
(3)	Represents the difference between the closing price of our Common Shares as reported on The New York Stock Exchange on December 31, 2002, $24.50, and the exercise prices of the options.

Pension Plan

      The following table indicates estimated total annual benefits payable under the PXRE Reinsurance Company Retirement Plan (the “Retirement Plan”) and the Supplemental Executive Retirement Plan (the “SERP”), and the 401(k) Plan (which are attributable to a previously frozen defined contribution plan) as a Life Annuity upon retirement at age 62 in 2002, to persons in specified final average compensation and years of service classifications. Amounts in parentheticals show the amounts payable for those participants whose benefit under the SERP is determined pursuant to a special grandfather benefit formula. The named current executive officers whose benefits are so determined are Messrs. G. Radke, Bleisnick and Forsyth.

	Years of Service

Average Annual Earnings	5	10	15	20	25

$125,000	$12,279 (16,667)	$24,559 (33,333)	$36,838 (50,000)	$49,118	$61,397
				(50,000)
150,000	14,967 (20,000)	29,934 (40,000)	44,901 (60,000)	59,868	74,835
				(60,000)
175,000	17,654 (23,333)	35,309 (46,667)	52,963 (70,000)	70,618	88,272
200,000	20,342 (26,667)	40,684 (53,333)	61,026 (80,000)	81,368	101,710
225,000	23,029 (30,000)	46,059 (60,000)	69,088 (90,000)	92,118	115,147
250,000	25,717 (33,333)	51,434 (66,667)	77,151 (100,000)	102,868	128,585
275,000	28,404 (36,667)	56,809 (73,333)	85,213 (110,000)	113,618	142,022
300,000	31,092 (40,000)	62,184 (80,000)	93,276 (120,000)	124,368	155,460
400,000	41,842 (53,333)	83,684 (106,667)	125,526 (160,000)	167,368	209,210
500,000	52,592 (66,667)	105,184 (133,333)	157,776 (200,000)	210,368	262,960
600,000	63,342 (80,000)	126,684 (160,000)	190,026 (240,000)	253,368	316,710
700,000	74,092 (93,333)	148,184 (186,667)	222,276 (280,000)	296,368	370,460
800,000	84,842 (106,667)	169,684 (213,333)	254,526 (320,000)	339,368	424,210
900,000	95,592 (120,000)	191,184 (240,000)	286,776 (360,000)	382,368	477,960

      These benefits include benefits that may be payable from the Retirement Plan, the SERP and the Savings Plan (which are attributable to the Target Benefit Plan formerly maintained by the Company).

Note: For each of the named current executive officers, annual covered compensation for 2002 is as follows: Mr. G. Radke: $650,000, Mr. Bleisnick: $425,637, Mr. Byrnes: $412,500, Mr. Forsyth: $462,500, Mr. J. Radke: $487,500. Annual covered compensation consists of base salary (as shown in the “Salary” column of the Summary Compensation Table) and the average amount of bonuses paid (including the value of the portion of bonuses paid in shares of restricted stock) over the preceding 10 years (or shorter period of employment). The full years of credited service for each of the named current officers are: Mr. G. Radke: 25, Mr. Bleisnick: 18, Mr Byrnes: 1, Mr. Forsyth: 16, Mr. J. Radke: 3. The benefits listed in the table are not subject to deduction for social security.

Stock Performance Graph

      Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Stock Performance Graph and Report of the Human Resources Committee of our Board of Directors shall not be incorporated by reference into any such filings.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG PXRE, S&P 500 AND
DOW JONES PROPERTY AND CASUALTY INDEX

	1997	1998	1999	2000	2001	2002

PXRE Group Ltd.	100	76	40	52	54	76
S&P 500	100	129	156	141	125	97
Dow Jones P&C	100	95	70	115	110	103

      The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1997. For each subsequent year, our total return and the total return for each index is stated as of December 31 of such year.

Report of the Human Resources Committee of the Board of Directors of PXRE

      The Human Resources Committee performs the functions of a compensation committee. We have implemented compensation policies, plans and programs which seek to increase our profitability, and thus shareholder value, by aligning closely the financial interests of our executive officers with those of our shareholders. Emphasis is placed on our achievements as an integrated unit.

      The Human Resources Committee has established an executive compensation program to achieve the following goals:

1. To attract and retain key executives critical to our long-term success;

2. To promote the enhancement of shareholder value;

3. To reward executives for long-term strategic management; and

4. To support a performance-oriented environment resulting in above average total compensation for above average company results.

Compensation Mix

      Our executive compensation program consists of three components (base salary, annual incentives and long-term incentives) designed to promote the above-stated goals.

      Base Salary. Base salary is targeted at the competitive median for our competitors in the reinsurance industry. For the purpose of establishing base salary levels, we from time to time compare the levels of executive base salary paid by us to those levels paid to the executives of other public and private reinsurance companies in the United States and Bermuda.

      The Human Resource Committee reviews executive salaries in the first quarter of each year. Our Chief Executive Officer submits an annual salary plan to the Human Resources Committee and the Human Resources Committee reviews the plan and determines any appropriate modifications. Any increases in an individual executive’s salary from year to year are based on (1) increases in an individual’s responsibilities and contributions to the company, and (2) increases in median competitive pay levels. Based upon these factors, the Committee did not raise the annual base salary for any of the executive officers in 2002.

      Annual Incentives. The Restated Employee Annual Incentive Bonus Plan, which was adopted in 1992, is intended to reflect our belief that management’s contribution to shareholder returns comes from maximizing earnings at an appropriate level of risk across the reinsurance cycle. Following the end of each year, the Human Resources Committee determines to what extent each executive officer’s target bonus for the year has been earned. The target bonuses are based on a percentage of the executive officers’ base salary. Executive officers have the opportunity to earn 0 – 240% of their target bonus based on the achievement of specified after-tax returns on equity for the year; provided that if the bonus percentage exceeds 150%, the portion in excess of 150% of the target bonus is deferred into a future bonus pool that is payable in any subsequent year or years in which the full target bonus is not achieved. The full target bonus (100%) will be paid to the executive officers if we achieve a 13% after-tax return on equity for the year. In 2002, our after-tax return on equity under the plan was in excess of 16.5%. Therefore, the executive officers received 150% of their target bonus amounts and the balance was deferred into the future bonus pool.

      Pursuant to the Restated Employee Annual Incentive Bonus Plan, the bonus award for all executive officers is payable 70% in cash and 30% in restricted stock, at the current market value. The partial payment in restricted stock ties a portion of each executive officer’s annual incentive award to our stock price over time. Employees who are not officers receive the entire bonus award in cash. The Human Resources Committee may adjust the cash portion of any bonus award (plus or minus 20% for officers, 40% for non-officers) to reflect individual performance. The maximum cash and restricted stock bonus awards that a participant who is a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code at the end of the year may receive is $1 million.

      Long-Term Incentives. At the 2002 annual general meeting of our shareholders, the 2002 Officer Incentive Plan was approved to replace the 1992 Officer Incentive Plan which expired in 2002. The 1992 Officer Incentive Plan and the 2002 Officer Incentive Plan are substantially similar in all material respects. The 2002 Officer Incentive Plan provides the Human Resources Committee with the flexibility to grant long-term incentives in two forms: stock options and restricted stock.

      Each year, the Human Resources Committee determines whether it is appropriate to grant stock option and/or restricted stock awards to eligible executive officers. Grants for each officer are determined based on industry norms, with the Human Resources Committee having the flexibility to adjust individual awards. Awards are considered in conjunction with the annual salary plan and the overall goals of our executive compensation program. The Human Resources Committee believes that its past long-term incentive awards have focused, and its future awards will continue to focus, management’s attention on building shareholder value.

      The Human Resources Committee granted non-qualified options to purchase a total of 440,500 Common Shares at an exercise price of $17.45 per share (market value on grant date) in February of 2002 to the Company’s officers pursuant to the 1992 Officer Incentive Plan. Such grants were made pursuant to the Human Resources Committee’s evaluation of each grantee’s base salary and position with the Company, the fair market value of the Common Shares on the date of grant and competitive compensation levels within the industry. Grants with respect to 46,000 shares of restricted stock were made during or with respect to 2002 under the 1992 Officer Incentive Plan.

      Retention Agreements. In December of 2001, the Human Resources Committee approved a retention package for certain of our executive officers and certain officers of our subsidiaries in response to significantly increased competition for officers with underwriting and senior management experience caused by the formation of a number of well capitalized Bermuda reinsurance start-up companies in the wake of the events of September 11, 2001. As part of this retention package, the executive officers received options to purchase Common Shares that vest at a rate of 25% annually on the anniversary of the date of grant. In addition, each of the recipients of the retention package received a retention bonus representing a percentage of base salary, payable in cash in two installments on January 31, 2002 and January 31, 2003. Both payments were made on the designated dates.

Chief Executive Compensation

      The Human Resources Committee determined the Chief Executive Officer’s compensation for 2002 based upon a number of factors and criteria. The Chief Executive Officer’s base salary was not increased during 2002, based upon a review of similar companies adjusted for size and capitalization, and upon review of the Chief Executive Officer’s performance in connection with the achievement of long-term strategic goals and the management of our company. The Chief Executive Officer was paid a bonus under the Restated Employee Annual Incentive Bonus Plan equal to 150% of his target bonus amount. The bonus amount earned in excess of 150% was deferred into the future bonus pool that is payable in any subsequent year or years in which the full target bonus is not achieved.

      In February 2002, the Chief Executive Officer received options to purchase a total of 75,000 Common Shares at an exercise price of $17.45 per share (market value on grant date) under the 1992 Officer Incentive Plan. He also received a restricted share grant of 25,000 Common Shares under the 1992 Officer Incentive Plan. As discussed above, such grants were determined pursuant to the Human Resources Committee’s evaluation of his base salary and position, the fair market value of the Common Shares on the date of grant and competitive CEO compensation levels within the industry.

      In connection with the retention package described above, the Chief Executive Officer received options to purchase a total of 41,000 Common Shares at an exercise price of $15.95 per share (market value on grant date) under the 1992 Officer Incentive Plan. Pursuant to a letter agreement dated as of December 12, 2001, we agreed to pay the Chief Executive Officer a retention bonus of $260,000, which was payable in installments of $130,000 on January 31, 2002 and $130,000 on January 31, 2003. Both payments were made on the designated dates.

      The Code has set certain limitations on the deductibility of compensation paid to a public company’s five most highly compensated executive officers. Provided that other compensation objectives are met, it is the Committee’s intention that executive compensation be deductible for federal income tax purposes.

February 11, 2003

      HUMAN RESOURCES COMMITTEE:

Robert W. Fiondella (Chairman)
Bradley Cooper
Susan Fleming
Franklin D. Haftl
Wendy Luscombe
Philip R. McLoughlin

Compensation Committee Interlocks and Insider Participation

      Of the six members of the Human Resources Committee during 2002, Mr. Fiondella and Mr. McLoughlin were executive officers and directors of Phoenix Home Life. As of the Record Date, Phoenix Home Life owned approximately 9.3% of our issued and outstanding Common Shares. Until April 1, 2002, we and our various subsidiaries had been parties to investment advisory agreements with Phoenix Investment Partners, a subsidiary of Phoenix Home Life. Pursuant to these agreements, Phoenix Investment Partners provided investment research and advice, implementation of investment transactions, clearing agent and custodian services, monthly reports on portfolio transactions and other related services. We and our subsidiaries incurred fees of approximately $60,000 to Phoenix Investment Partners for services performed in fiscal year 2002.

Termination and Change of Control Arrangements

      Executive Severance Plan. In 1989, the Board of Directors approved an Executive Severance Plan for designated officers of PXRE, which has been renewed for an additional five year term to and including August 31, 2004.

      The Executive Severance Plan provides to designated officers certain benefits in the event of termination without cause or constructive discharge within 6 months before a “change of control” (as defined in the Executive Severance Plan) or within one year thereafter (two years for Mr. G. Radke).

      The benefits consist of a lump sum cash payment equal to (i) one year’s salary (for Mr. Gerald Radke, two years if terminated within 12 months of a change of control), (ii) accrued but unpaid bonuses, (iii) present value of employer contributions to our pension plan and 401(k) Plan for one year (two years for Mr. G. Radke if terminated within 12 months of a change of control), and (iv) amounts forfeited under the pension plan and 401(k) plan on termination of employment, reduced by the present value of payments under any employment agreement, Company policy or statute. In addition, the executives receive one year’s coverage (two years for Mr. G. Radke) under our medical, life and other welfare benefit plans in which the officer participated. In determining these benefits, the one and two year periods do not extend past age 65.

      We also indemnify the officer for any excess parachute payment excise tax (and the excise and income tax on such indemnity) for which the officer may become responsible, as well as attorney’s fees required to enforce such officer’s rights under the Plan.

      The Executive Severance Plan has a five year term subject to renewal only if the Board of Directors determines prior to the end of such term (or the end of any subsequent renewal term) that the Plan shall be renewed; the Plan continues in the event of a change of control until all obligations are satisfied.

      Messrs. G. Radke, Bleisnick, Byrnes, Forsyth and J. Radke participate in the Executive Severance Plan, with 23 other executives. Were a change of control of PXRE to have occurred on December 31, 2002 and if our employment of the named executive officers had then been terminated as provided in the Executive Severance Plan, it is estimated that the compensation payable to Messrs. G. Radke, Bleisnick, Byrnes, Forsyth and J. Radke would have been $1,040,000, $350,000, $330,000, $370,000 and $390,000, respectively.

      Restated Employee Annual Incentive Bonus Plan. Adopted in 1992, the Restated Employee Annual Incentive Bonus Plan, as amended (the “Annual Bonus Plan”), provides for annual employee incentive awards comprised of cash and, in the case of senior and junior executives, restricted Common Shares (“Restricted Shares”). More specifically, the Annual Bonus Plan (i) links the funding of the annual bonus pool for all participating employees to our “return on equity” (defined in the Annual Bonus Plan as our consolidated net income for the fiscal year divided by our average stockholders’ equity for such fiscal year); and (ii) provides the Annual Bonus Plan Committee (which administers the Annual Bonus Plan) with the discretion to adjust the final annual bonus pool amount for allocation to participants by up to plus or minus 25% of such pool. Subject to certain adjustments as provided in the Annual Bonus Plan, a maximum of 350,000 Common Shares has been reserved for awards of Restricted Shares under the Annual Bonus Plan. Authorized and unissued shares may be used for grants of Restricted Shares under the Annual Bonus Plan.

      Upon the earlier of a Change of Control or our shares ceasing to be publicly traded, any remaining Restricted Period applicable to Restricted Shares will immediately lapse. The definition of a “Change of Control” is the same as the definition in the Executive Severance Plan as described above. The participants in the Annual Bonus Plan agreed that the Preferred Share Issuance, in and of itself, would not cause the Restricted Period to lapse.

      Messrs. G. Radke, Bleisnick, Byrnes, Forsyth and J. Radke are each eligible to participate in the Annual Bonus Plan. In February 2003, restricted share and cash bonus awards under the Annual Bonus Plan were made to Messrs. G. Radke, Bleisnick, Byrnes, Forsyth and J. Radke in respect to fiscal year 2002 as noted in the Summary Compensation Table above. The Restricted Shares so awarded will not vest, and may not be sold, transferred, pledged or otherwise disposed of until February 12, 2006, subject to the terms of the Annual Bonus Plan and the related Restricted Share Bonus Agreements.

      2002 Officer Incentive Plan. The 2002 Officer Incentive Plan was adopted by the Board of Directors and approved by the shareholders at the May 30, 2002 Annual General Meeting of Shareholders. The 2002 Officer Incentive Plan replaced the 1992 Officer Incentive Plan, which terminated on May 21, 2002. The terms and provisions of the 2002 Officer Incentive Plan are substantially similar to those in the 1992 Officer Incentive Plan.

      The 2002 Officer Incentive Plan provides for the grant of incentive stock options, non-qualified stock options, and awards of Common Shares subject to certain restrictions (“Restricted Shares”). The 2002 Officer Incentive Plan is administered by a committee appointed by the Board of Directors. Subject to certain adjustments as provided in the 2002 Officer Incentive Plan, a maximum of 1,000,000 Common Shares is reserved for issuance upon the exercise of options and grants of Restricted Shares under the 2002 Officer Incentive Plan, plus any option terminating or expiring for any reason prior to its exercise in full, or any Restricted Shares which are forfeited under the 1992 Officer Incentive Plan, up to a maximum of 1,555,691. Authorized but unissued shares may be used for grants of options or Restricted Shares under the 2002 Officer Incentive Plan.

      The 2002 Officer Incentive Plan provides that upon the earlier of (i) a change of control or (ii) our Common Shares ceasing to be publicly traded, any unexercised portion of an option shall become exercisable and any Restricted Period applicable to Restricted Shares shall immediately lapse.

      In addition, the committee that administers the 2002 Officer Incentive Plan may, for a period of up to 60 days following a change of control or the date that our Common Shares cease to be publicly traded, allow certain participants under the 2002 Officer Incentive Plan the right to surrender all or part of his or her option and receive a cash payment equal to the greater of (a) the excess of the fair market value of the shares subject to the surrendered option over the exercise price or (b) except for incentive stock options, the excess of the per share net worth (as determined under the 2002 Officer Incentive Plan) of the shares to which the surrendered option pertains on the date of surrender over the per share net worth of such shares on the date the option was granted.

      The 2002 Officer Incentive Plan also provides that if a participant does not make an election under either of the above provisions on or before the 60th day following a change of control resulting from certain mergers and consolidations, the sale of all or substantially all of our assets, our liquidation or dissolution, or such cessation of public trading, the participant will be deemed to have made such election as of such 60th day and the participant will receive the cash payment that would be due upon such an election and the participant’s option and surrender rights will be deemed to have been canceled.

      Messrs. G. Radke, Bleisnick, Byrnes, Forsyth and J. Radke participate in the 2002 Officer Incentive Plan. As of the Record Date, the outstanding options under the 2002 Officer Incentive Plans held by executive officers are as follows: 40,410 for G. Radke, 24,933 for Mr. Bleisnick, 23,508 for Mr. Byrnes, 26,357 for Mr. Forsyth and 27,782 for J. Radke. As of the Record Date, the number of Restricted Shares under the 2002 Officer Incentive Plan held by the executive officers are as follows: 12,071 for G. Radke, 7,447 for Mr. Bleisnick, 7,022 for Mr. Byrnes, 7,873 for Mr. Forsyth and 8,299 for J. Radke.

      1992 Officer Incentive Plan. As described above, the 1992 Officer Incentive Plan (which was replaced by the 2002 Officer Incentive Plan) is substantially similar in all material respects to the 2002 Officer Incentive Plan, including the terms and conditions relating to a change of control.

      Messrs. G. Radke, Bleisnick, Byrnes, Forsyth and J. Radke have outstanding awards under the 1992 Officer Incentive Plan. As of the Record Date, the outstanding options under the 1992 Officer Incentive Plans held by the executive officers are as follows: 335,923 for G. Radke, 210,292 for Mr. Bleisnick, 75,000 for Mr. Byrnes, 219,892 for Mr. Forsyth and 220,000 for J. Radke. As of the Record Date, the number of Restricted Shares under the 1992 Officer Incentive Plan held by the executive officers are as follows: 25,500 for G. Radke, 3,750 for Mr. Bleisnick, 13,000 for Mr. Byrnes, 3,750 for Mr. Forsyth and 6,250 for J. Radke.

PROPOSAL 3:

APPROVAL OF AMENDMENT TO

THE DIRECTOR STOCK PLAN

      The Director Stock Plan provides automatic annual grants of options to purchase our Common Shares and restricted shares to our non-employee directors.

      On February 12, 2003, our Board of Directors amended the Director Stock Plan, subject to the approval of our shareholders, to (i) increase the number of Common Shares authorized under the Director Stock Plan from 250,000 to 500,000 shares, (ii) increase the automatic restricted stock grant (made on the date of the annual general meeting of PXRE shareholders) to each non-employee director from 1,000 Common Shares to 2,500 Common Shares, (iii) permit Class IV Directors to cause PXRE to grant the options and/or restricted shares that such Class IV Directors are otherwise entitled to receive directly to their employer or to an affiliate of their employer; and (iv) extend the expiration date of the Director Stock Plan from 2005 to 2013 (the “Amendment”). The purpose of the Amendment generally is to increase the value of equity-based compensation provided to our directors in order to make such compensation competitive with that provided by other companies, to assure that the interests of the Board of Directors are further aligned with those of our shareholders and to provide additional incentives to continue to attract and retain qualified outside directors.

      The following is a brief description of the material features of the Director Stock Plan and the Amendment for which shareholder approval is being sought. Such description is qualified in its entirety by reference to the terms of the Director Stock Plan, a complete copy of which is attached as Appendix A.

      Purpose Of Director Stock Plan. The purpose of the Director Stock Plan is to maintain our ability to attract and retain the services of experienced and highly qualified non-employee directors and to increase their proprietary interest in our continued success.

      Terms Of Director Stock Plan. The Director Stock Plan provides for automatic annual grants of options and restricted shares on the date of each of the annual general meetings of our shareholders, through 2005 (and, if the Amendment is approved by our shareholders, through 2013), to each individual who is elected to the Board of Directors following such meeting, or who continues to be a member of the Board of Directors following such meeting, provided such individual is not also our employee or an employee of any of our subsidiaries. Presently all the directors except Mr. Radke are eligible to participate in the Director Stock Plan.

      Under the Director Stock Plan, as of the date of the annual general meeting of our shareholders, eligible members of the Board of Directors will receive an automatic grant of an option to purchase 5,000 Common Shares (subject to adjustment for stock splits, stock dividends, reclassifications and certain other events as provided in the Director Stock Plan) at the fair market value of such shares on the date the option was granted. Each option becomes vested and exercisable ratably over the three years immediately following its date of grant. The maximum term of an option is ten years. In addition, upon the termination of service on the

Board of Directors by a non-employee director as a result of disability (as determined by the Board of Directors) or retirement upon or following attainment of age 72, which termination occurs at least six months following the prior annual general meeting of shareholders, the director will receive a fully vested option exercisable for the purchase of 5,000 Common Shares on the last day of service as a director, at a price per share equal to the fair market value on the date of grant. In the event a director terminates service on the Board of Directors by reason of death, retirement (defined to be retirement as of the annual general meeting of shareholders coinciding with or next following attainment of age 72) or disability, the total number of option shares will become immediately exercisable and will continue to be exercisable for three years following the termination (but not beyond its original expiration date). In the event a director terminates service on the Board of Directors other than by reason of death, disability or retirement, such individual’s options (to the extent vested and exercisable upon such termination) will be exercisable for three months after the date of termination of service, but not beyond the original expiration date. In the event of death of a director after terminating service on the Board of Directors, any outstanding options will expire on the later of the date applicable to the director at the time the director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date. No option may be repriced after the date of grant. Each option and all rights thereunder are nonassignable and nontransferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as described in Section 414(p) of the Internal Revenue Code of 1986, as amended (the “Code”)); however, if the Amendment is approved by our shareholders, Class IV Directors will have the right to cause PXRE to grant the options and/or restricted shares that such Class IV directors would otherwise be entitled to receive directly to the Class IV Director’s employer or to an affiliate of the employer, and, unless otherwise provided by the Board of Directors, any options and/or restricted shares granted directly to the employer of a Class IV Director or to any affiliate of the employer of a Class IV Director will remain subject to the terms and conditions of the Director Stock Plan as would apply if the options and/or restricted shares were retained by such Class IV Director.

      Additionally, if the Amendment is approved by our shareholders, the automatic annual grant of restricted shares awarded to each eligible member of the Board of Directors on the date of each annual general meeting of our shareholders will be increased from 1,000 to 2,500 Common Shares. The period of the restrictions on the restricted shares is three years (the “Restricted Period”) (other than in the case of a change of control (as defined in the Director Stock Plan), our Common Shares ceasing to be publicly traded, or the death, disability or retirement of a director). Restricted shares are generally subject to forfeiture if a director terminates service during the Restricted Period other than by reason of death, disability or retirement. The lapse of the Restricted Period will be accelerated in the event of the director’s death, disability or retirement. In addition, upon the termination of service on the Board of Directors by a non-employee director as a result of disability or retirement that occurs at least six months following the prior annual general meeting of shareholders, the director will receive 1,000 fully vested Common Shares on the Director’s last day of service. The directors who are granted the restricted shares are entitled to all the rights of a shareholder with regard to the awarded restricted shares during the Restricted Period, including the right to receive dividends on and to vote the restricted shares, except that the restricted shares may not be sold, pledged or otherwise transferred by the director until the applicable Restricted Period has lapsed. Upon the grant of restricted shares, directors are required to enter into a Restricted Share Agreement with us containing the forgoing restrictions and such other terms and conditions that the Board of Directors may deem advisable.

      Currently, an aggregate of 250,000 Common Shares (subject to adjustment for stock splits, stock dividends, reclassifications and certain other events as provided in the Director Stock Plan) are authorized for issuance under the Director Stock Plan, including a total of 246,000 Common Shares currently subject to outstanding awards. If the Amendment is approved by our shareholders at this meeting, an additional 250,000 Common Shares will be authorized for issuance under the Director Stock Plan. Common Shares subject to options which terminate or expire unexercised or restricted shares which are forfeited are available for future grants.

      The Director Stock Plan is administered by the Board of Directors, which is authorized to interpret the Director Stock Plan but has no authority with respect to the selection of directors to receive options and restricted shares, the number of shares subject to the Director Stock Plan or to each grant thereunder, or the option price for shares subject to options. The Board of Directors may amend the Director Stock Plan as it shall deem advisable but may not, without the approval of the shareholders, increase the maximum number of Common Shares as to which options or restricted shares may be awarded, increase the number of Common Shares that may be awarded under the Director Stock Plan, change the option exercise price, extend the period during which options or restricted shares may be granted or exercised, or change the class of persons eligible to receive options or restricted shares. Adjustments will be made in the number and kind of shares subject to the Director Stock Plan and the number and kind of shares subject to outstanding and subsequent option and restricted shares grants and in the purchase price of outstanding options, in each case to reflect changes to our Common Shares through changes in our corporate structure or capitalization.

      New Plan Benefits Table. The following table sets forth the number of options and restricted shares that will be granted to the non-employee directors as a group on the date of the Annual Meeting:

NEW PLAN BENEFITS
DIRECTOR STOCK PLAN

	Total Number of	Total Number of
	Common Shares Subject	Restricted Shares
Name and Position(1)	to Options Granted(2)	Granted(2)

All Non-Executive Directors as a group (10 persons)	50,000	25,000 (3)

(1)	The table does not include any information regarding each of the five named Executive Officers, all current Executive Officers as a group or all employees who are not Executive Officers as a group, as none of those individuals or groups is eligible to participate in the Director Stock Plan.
(2)	The value of such options and restricted shares is not determinable because, as described above, the exercise price of the options and the value of the restricted shares will not be determined until the date of grant (i.e., the date of the Annual Meeting).
(3)	In the event that the Amendment is not approved by our shareholders, the number of restricted shares granted will be 10,000.

      Equity Compensation Plan Information Table. The following table sets forth information regarding all of our compensation plans as of December 31, 2002:

EQUITY COMPENSATION PLAN INFORMATION

	Number of		Number of securities
	securities to be		remaining available
	issued upon	Weighted-average	for future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
	and rights	and rights	reflected in column (a))

Plan Category:	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,319,802	$18.49	1,717,073
Equity compensation plans not approved by security holders	—	—	—

Total	2,319,802	$18.49	1,717,073

      Federal Income Tax Consequences. The options under the Director Stock Plan are nonstatutory options, not intended to qualify as incentive stock options under Section 422 of the Code. The grant of options will not result in taxable income to the director. The exercise of an option by a director will result in taxable ordinary income to the director equal to the difference between the fair market value on the date the option is exercised and the fair market value on the date the option was granted (the exercise option price) multiplied by the number of Common Shares acquired upon such exercise. Any gain (or loss) on the director’s subsequent sale of such Common Shares, determined by comparing the amount realized from such sale with the fair market value on the date of exercise, will be long or short-term capital gain (or loss) depending on how long the Common Shares were held before the sale.

      The grant of restricted shares will not result in income to the director for federal income tax purposes, because the restricted shares are subject to restrictions constituting a “substantial risk of forfeiture” as defined in the Code. Unless a director elects to be taxed at the date of grant, such director will generally realize taxable compensation income when the Restricted Period applicable to the award lapses. The amount of such income will be the fair market value of the restricted shares on the date of such lapse of the Restricted Period. Dividends paid on the restricted shares during the Restricted Period will also be taxable income to the director when received by the director.

      THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR” THE PROPOSAL TO ADOPT THE AMENDMENT TO THE DIRECTOR STOCK PLAN.

CERTAIN BUSINESS RELATIONSHIPS

Phoenix Home Life Mutual Insurance Company

      Reference is made to the discussion under “EXECUTIVE COMPENSATION — Compensation Committee Interlocks and Insider Participation” regarding the investment advisory relationship during 2002 between PXRE and its subsidiaries and Phoenix Investment Partners, a subsidiary of Phoenix Home Life.

Select Reinsurance Ltd.

      PXRE was a party to a retrocessional agreement (as amended from time to time, the “Select Re Quota Share Agreement”) with Select Reinsurance Ltd. (“Select Re”), pursuant to which we offer to cede a proportional share of our non-casualty reinsurance business. In 2002, the proportional share of our non-casualty business ceded to Select Re under that agreement was 8.0%. The proportional share was 16.5% for 2001. As a complement to the Select Re Quota Share Agreement, we cede an additional proportional share to Select Re on certain agreed risks under a variable quota share agreement. In connection with the Select Re Quota Share Agreement, we have entered into an undertaking to use commercially reasonable efforts to present Select Re with aggregate annual premiums equal to a minimum of 20% of Select Re’s shareholders’ equity (as defined in the undertaking). This undertaking was amended in November 2002 and extended until 2005. In return, Select Re is obligated to pay us a management fee based on the gross premiums ceded to them under these quota share agreements.

      In addition to the Select Re Quota Share Agreement, we have entered into several other reinsurance transactions with Select Re during 2002 and 2001 whereby: (i) Select Re provided retrocessional support on several finite and other lines reinsurance transactions underwritten by PXRE; (ii) Select Re provided us with aggregate excess of loss retrocessional coverage in 2001 that protects us against large losses arising from a single catastrophe event and against the accumulation of aggregate losses arising from a number of events; and (iii) we provided Select Re with catastrophe excess of loss retrocessional coverage that protects them in the event they incur significant losses arising from a single catastrophe event which involved premiums of $0.7 million in 2001 and $1.7 million in 2002. In 2002, we ceded reinsurance premiums of $30.5 million to Select Re and earned management fees and ceding commissions of $7.6 million.

      As of December 31, 2002, net assets of $85.3 million were due in the aggregate from Select Re, all of which are secured by way of a reinsurance trust, or funds withheld by us. In addition to the collateralization requirements, we have various additional protections to ensure Select Re’s performance of its obligations to us. In this regard, pursuant to the Select Re Quota Share Agreement, among other rights, we have the right to designate one member of Select Re’s board of directors and we have the right to limit the amount of non-PXRE reinsurance business assumed by Select Re.

      Select Re is a Class 3 Bermuda reinsurance company that was formed in 1997. As of December 31, 2002, it had shareholders’ equity of approximately $137 million and is privately owned by approximately 120 shareholders. In accordance with our contractual rights under the Select Re Quota Share Agreement, we had designated Jeffrey L. Radke, our President and Chief Operating Officer, to serve on Select Re’s board of directors. Prior to joining us in 1999, Jeffrey Radke had served as the President of Select Re. Mr. Radke receives no remuneration for serving on Select Re’s board.

      As of December 31, 2001, Select Re held 1,112,200 of the Company’s Common Shares, but subsequently liquidated its entire position in the open market during February 2002. Gerald Radke, Jeffrey Radke and Halbert Lindquist, one of our directors, each individually hold Select Re shares, but each such person holds less than 1% of Select Re’s outstanding shares. Pursuant to an agreement with shareholders of Select Re, Gerald Radke and Jeffrey Radke have each given notice of redemption to Select Re to sell all of their Select Re shares. The redemption of shares was effective December 31, 2002 and will be settled by October 2003 in accordance with the terms of the agreement.

      Mr. William Michaelcheck is the Chairman of the Board of Select Re and also one of its founding shareholders. Mr. Michaelcheck is also the President and sole shareholder of Mariner Investment Group, Inc. (“Mariner”). Mariner acts as the investment manager for our hedge fund and alternative investment portfolio.

In 2002 and 2001, we incurred investment management fees of $0.7 million and $0.8 million, respectively to Mariner.

      The Company’s Board of Directors reviews the various transactions with Select Re at each of its meetings. In addition, the Board requires the prior approval of the Company’s Chief Financial Officer for any transaction with Select Re.

Bermuda Housing

      During 1999, we entered into a lease for a home in Bermuda for a term of 2 years that allows us to provide housing for various employees when traveling to Bermuda, including our Chairman and Chief Executive Officer, at an annual rental of approximately $90,000, and a lease for an apartment in Bermuda for a term of 2 years that allows us to provide housing for various employees when traveling to Bermuda, including our Chief Financial Officer, at an annual rent of approximately $72,000 in the first year and $84,000 in the second year. These leases were each renewed during 2001 for additional 2 year terms, at annual rents of $90,000 and $96,000, respectively. These leases relieve us from providing such persons with a housing allowance.

      During 2000, we entered into an arrangement in which Jeffrey Radke leased and we provided a mortgage for a home in Bermuda for a term of up to 20 years (the “PXRE Mortgage”). This arrangement fixed the housing allowance expense borne by us for the period of the PXRE Mortgage. The PXRE Mortgage, in the amount of $500,000, was provided to a charitable trust to purchase the house and we received a second mortgage (the first mortgage is in the amount of $1,000,000). The PXRE Mortgage earns interest at a rate dependent on the sale price of the home at the conclusion of the PXRE Mortgage. The interest rate is set at LIBOR.

Sidley Austin Brown & Wood llp

      During 2002, PXRE retained Sidley Austin Brown & Wood llp to provide legal services. Mr. Browne, a director of PXRE, is senior counsel to Sidley Austin Brown & Wood llp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Commission and the New York Stock Exchange reports of ownership and changes in ownership of our registered equity securities. Executive officers, directors and greater-than-10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

      Based solely upon a review of the copies of such reports, and any amendments thereto, furnished to us and written representations that no Form 5 reports were required, we believe that, during the fiscal year ended December 31, 2002, our executive officers, directors and greater-than-10% stockholders complied with all applicable Section 16(a) filing requirements. A Form 5 was filed by Gerald Radke to report a charitable contribution made in December of 2002.

SHAREHOLDER PROPOSALS

      If a shareholder desires to present a proposal for inclusion in next year’s Proxy Statement, such shareholder must submit such proposal in writing to us for receipt not later than December 1, 2003. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in our 2004 proxy materials.

      For any proposal that is not intended for inclusion in the 2004 proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual general meeting, Commission rules permit the proxy holders to vote proxies in their discretion if the Company does not receive notice of the proposal prior to the close of business on November 15, 2003. Notices of intention to present proposals at the 2003 annual meeting should be addressed to the Company’s Secretary, PXRE Group Ltd, P.O. Box 1282, Hamilton HM FX, Bermuda, Attention: Secretary. Shareholders who wish to submit a proposal for consideration at our year 2004 Annual General Meeting of Shareholders, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should deliver a copy of their proposal no later than March 1, 2004 and otherwise comply with the notice provisions of our Bye-Laws. If a shareholder fails to provide such 45-day notice, the respective proposal need not be addressed in the proxy materials and the proxies may exercise their discretionary voting authority when the proposal is raised at the 2004 annual general meeting. In either case, proposals should be delivered to PXRE Group Ltd, P.O. Box 1282, Hamilton HM FX, Bermuda, Attention: Secretary.

GENERAL

      Our Annual Report to Shareholders, which contains financial statements for the year ended December 31, 2002, as well as other information concerning our operations, is being sent to you with this Proxy Statement.

      We file with the Securities and Exchange Commission an Annual Report on Form 10-K. A copy of the report for fiscal year 2002 will be furnished without charge to any shareholder sending a written request therefor to: Secretary, PXRE Group Ltd., P.O. Box HM 1282, Hamilton HM FX, Bermuda, or can also be accessed through our web site at: www.pxregroup.com. At the date of this Proxy Statement, management has no knowledge of any matters other than those set forth in this Proxy Statement or referred to in the accompanying Notice of Annual General Meeting, which will be presented at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting it is intended that Proxies shall be voted thereon in accordance with the best judgment of the person or persons voting such Proxies.

PXRE GROUP LTD.

Hamilton, Bermuda

April 25, 2003

APPENDIX A

PXRE GROUP LTD.

DIRECTOR STOCK PLAN

(Including Amendments through April 2003)

Section 1.     Purpose

      The purpose of the Plan is to secure for PXRE Group Ltd. and its shareholders the benefits inherent in increased common stock ownership by directors of the Company who are not employees of the Company or any of its subsidiaries.1

Section 2.     Definitions

      Whenever used in this plan, the following terms shall have the definitions set forth in this section:

2.1. “Board of Directors” shall mean the Board of Directors of PXRE Group Ltd.

2.2. “Change of Control” has the meaning provided in Section 8.2 of the Plan.

2.3. “Class IV Director” means a Director who has been designated by the holders of the Company’s Preferred Shares or Convertible Common Shares.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.5. “Company” shall mean PXRE Group Ltd.

2.6. “Date of Grant” shall mean the date of the Annual Meeting as of which a Director is granted an Option or Restricted Shares or such other date as provided for under Sections 5.1 or 6.1.

2.7. “Director” shall mean a member of the Board of Directors who is not a full-time employee of the Company or a subsidiary.

2.8. “Disability” shall mean the inability, in the judgment of the Board, of a Director to perform his or her duties due to mental or physical impairment.

2.9. “Effective Date” shall mean the date provided in Section 13 of the Plan.

2.10. “Fair Market Value” as of any day means the average of the high and low prices per share quoted for Shares on the New York Stock Exchange on such date. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board in a manner consistent with the requirements of Section 422 of the Code.

       1 The Plan was originally a plan of PXRE Corporation, a Delaware corporation (“PXRE Corp.”), which provided, among other things, for the grant of PXRE Corp. common stock. Pursuant to an Agreement and Plan of Merger dated as of July 7, 1999 among the Company, PXRE Corp. and PXRE Merger Corp., PXRE Corp. reorganized so that, among other things, the Company, a Bermuda corporation, became the parent holding company for PXRE Corp. As a result of the reorganization, each outstanding share of PXRE Corp. under the Plan was automatically converted into one common share of the Company. Additionally, pursuant to the reorganization, the Company assumed all of the obligations of PXRE Corp. under the Plan.

2.11. “Option” shall mean an option to purchase Shares granted under Section 5 of the Plan.

2.12. “Restricted Period” shall have the meaning provided in Section 6.1 of the Plan.

2.13. “Restricted Share” shall mean a Share subject to the conditions and restrictions set forth in Section 6 of the Plan.

2.14. “Retirement” shall mean retirement from the Board as of the Annual Meeting of Shareholders coinciding with or next following the Director’s attainment of age 72.

2.15. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.16. “Shares of Stock” or “Shares” shall mean Common Shares, par value $1.00 per share, of the Company.

2.17. “Term-year” shall mean the period from one Annual Meeting to the subsequent Annual Meeting.

Section 3.     Amount of Stock

      The stock which may be issued and sold under the Plan shall not exceed 500,000 Shares, subject to adjustment as provided in Section 6 below. The Shares to be issued may be either authorized and unissued shares, issued shares acquired by the Company or its subsidiaries or any combination thereof. In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, or Restricted Shares are forfeited prior to the lapse of the Restricted Period, Shares subject thereto will be available for the grant of new Options or Restricted Shares.

Section 4.     Eligibility

      Each Director shall be eligible to receive an Option and Restricted Shares in accordance with Sections 5 and 6 below.

Section 5.     Terms and Conditions of Options

      Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

5.1. Option Grants. As of the date of the Annual Meeting of Shareholders of the Company each year on and after the Effective Date, each Director who has been elected or re-elected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting shall automatically receive an Option for 5,000 Shares. In addition, if a Director’s service on the Board terminates as a result of Retirement or Disability on a date that is later than six months following the date of the previous Annual Meeting of Shareholders of the Company, the Board may grant such Director an Option for 5,000 Shares on the Director’s date of termination.

5.2. Exercise Price. The Option exercise price shall be the Fair Market Value of the Shares on the Date of Grant of the Option. Except as provided in Section 7, Options granted under the Plan may not be repriced.

5.3. Vesting. Except as provided in Sections 5.4, 5.5 and 8.1, no portion of an Option shall be exercisable prior to the Director’s completion of one Term-year on the Board next following the Date of Grant, and thereafter the Option shall be exercisable with respect to 1,666 Shares on and after the Director’s completion of his or her first Term-year following the Date of Grant, it shall be exercisable for an additional 1,667 Shares on and after the Director’s completion of a second Term-year following the Date of Grant, and it shall be exercisable for the remaining 1,667 Shares on or after the Director’s completion of a third Term-year after the Date of Grant; provided, however, that any Option granted to a Director upon the termination of service on the Board due to Disability or Retirement as provided in Section 5.1 hereof, shall be fully vested on the Date of Grant.

5.4. Option Expiration. No portion of an Option shall be exercisable after the expiration of ten years from the Option’s Date of Grant.

5.5. Exercise When No Longer a Director. No Option shall be exercisable unless the person exercising the Option has been, at all times during the period beginning with the Date of Grant of the Option and ending on the date of such exercise, a Director of the Company, except that:

(a) Retirement or Disability. If such a person shall cease to be a Director by reason of Retirement or Disability while holding an Option (whether or not then exercisable) that has not expired, such person may, at any time within three years following such termination (but in no event after the Option has expired under the provisions of Section 5.4), exercise the Option with respect to any Shares as to which such person has not exercised the Option on the date the person ceased to be a Director; provided, however, that no Shares issuable on exercise of the Option may be sold, assigned, pledged or otherwise transferred for the period of time after the date of the grant of the Option as is specified in Rule 16b-3;

(b) Death. If such a person shall cease to be a Director by reason of death while holding an Option (whether or not then exercisable) that has not expired, his or her executors, administrators, heirs, legatees or distributees, as the case may be, may, at any time within three years following such termination (but in no event after the Option has expired under the provisions of Section 5.4), exercise the Option with respect to any shares as to which such person has not exercised the Option on the date the person died; provided, however, that no Shares of Stock issuable on exercise of the Option may be sold, assigned, pledged or otherwise transferred for the period of time after the date of the grant of the Option as is specified in Rule 16b-3;

(c) Other. If such a person shall cease to be a Director for reasons other than Retirement, Disability or death, while holding an Option then exercisable that has not expired, such person may, at any time within three months after the date he or she ceases to be a Director (but in no event after the Option has expired under the provisions of Section 5.4 above), exercise the Option with respect to any Shares as to which such person could have but has not exercised the Option on the date the person ceased to be a Director; and

(d) Death of a Former Director. If any person should die within three years following the date he or she ceased to be a Director by reason of Retirement or Disability or within three months following the date he or she ceased to be a Director for reasons other than Retirement, Disability or death, the decedent’s estate or any person who acquires the right to exercise the Option by reason of the decedent’s death may exercise the Option (to the extent that the decedent was entitled to do so on the date the decedent ceased to be a Director) at any time (but in no event after the Option has expired under the provisions of Section 5.4) within the period ending on the later of (i) the last day of the period within which the decedent could have exercised the Option but for his or her death and (ii) the first anniversary of such person’s death.

5.6. Exercise Notice. A Director may exercise all or part of an Option that is exercisable under Section 5.5 by delivering a written notice substantially in the form attached hereto to the Treasurer of the Company specifying the number of Shares to be purchased and providing payment in full of the exercise price in United States dollars by certified check or bank draft. Notwithstanding the foregoing, the exercise price, plus any required Federal income tax or other withholding amount, may be paid when the Shares underlying the Option are issued, or in such other manner as the Board may approve.

5.7. Personal Representatives. In the event any Option is exercised by the executors, administrators, heirs, legatees or distributees of the estate of a deceased Director or by the guardian or legal representative of a disabled former Director, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Director’s estate or the proper legatees or distributees thereof or the duly appointed guardian or legal representative of the disabled former Director.

Section 6.     Terms and Conditions of Restricted Shares

      All Restricted Shares shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions (“Restricted Share Agreement”):

6.1. Restricted Share Grants. As of the date of the Annual Meeting of Shareholders of the Company each year, each Director who has been elected or re-elected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting shall automatically receive 2,500 Restricted Shares. In addition, if a Director’s service on the Board terminates as a result of Retirement or Disability more than six months following the date of the previous Annual Meeting of Shareholders of the Company, the Board may grant such Director 1,000 fully vested Restricted Shares on the Director’s date of termination.

(a) Restricted Period. With respect to the Restricted Shares that are granted each year as of the date of the Annual Meeting of the Shareholders of the Company, the Company shall transfer from its authorized but unissued Shares to each Director and shall hold the certificates representing such Shares for the Director for the three year Restricted Period as described in Section 6.2 below. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by a Director during the Restricted Period, except as hereinafter provided. Except for the restrictions set forth herein, a Director shall have all the rights of a shareholder with respect to his or her Restricted Shares, including but not limited to the right to vote and the right to receive dividends (which if in Shares shall be restricted under the same terms and conditions as the Shares to which they relate).

(b) Legend. Each certificate for Shares transferred or issued to a Director shall be registered in the name of the Director and shall bear the following (or a similar) legend:

“THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE PXRE GROUP LTD. DIRECTOR STOCK PLAN (THE “PLAN”) APPLICABLE TO RESTRICTED SHARES AND TO THE RESTRICTED SHARE AGREEMENT DATED (THE “AGREEMENT”), AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED, OR

OTHERWISE DISPOSED OF OR ENCUMBERED IN ANY MANNER DURING THE RESTRICTED PERIOD SPECIFIED IN SUCH AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

6.2. Lapse of Restricted Period. The Restricted Period shall commence upon the award of Restricted Shares and, unless sooner terminated as provided in this Section 6.2 or Section 8 hereof, shall continue for three years; provided, however, that except as provided in this Section 6.2 or Section 8 hereof, the restrictions on each annual grant of Restricted Shares will lapse with respect to 833 Shares on and after the Director’s completion of his or her first Term-year following the Date of Grant, restrictions on an additional 833 Shares will lapse on and after the Director’s completion of his or her second Term-year following the Date of Grant, and the restrictions on 834 Shares will lapse on and after the Director’s completion of his or her third Term-year following the Date of Grant; provided, further, any Restricted Shares granted to a Director upon termination of service on the Board as a result of Disability or Retirement pursuant to Section 6.1 hereof will be fully vested upon the Date of Grant.

(a) Retirement, Death or Disability. If such person shall cease to be a Director by reason of Retirement, death or Disability while holding Restricted Shares, the Restricted Period covering all Shares transferred to such Director under the Plan shall immediately lapse upon such Director’s termination of directorship due to Retirement, death or Disability.

(b) Other. If such person shall cease to be a Director for reasons other than Retirement, death or Disability, all Shares owned by such Director for which the Restricted Period has not lapsed shall revert back to the Company upon such termination and shall be available for grant in subsequent Restricted Share awards.

(c) Exchange Act Limitations. No Shares received under a Restricted Share award may be sold, assigned, pledged or otherwise transferred for the period of time after the date such Restricted Share award was granted as is specified in Rule 16b-3.

(d) Issuance of New Certificates. Upon the lapse of the Restricted Period with respect to any Shares, such Shares shall no longer be subject to the restriction imposed in the Restricted Share Agreement, and the Company shall issue new share certificates respecting such shares registered in the name of the Participant without the legend described in Section 6.1 in exchange for those previously issued.

Section 7.     Adjustment in the Event of Change in Stock

      In the event the outstanding Shares are increased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination of Shares or other corporate change, the Board shall make such substitution or adjustment, if any, as it deems to be equitable, in the number or kind of Shares or other securities as to which Options may be granted and in the number of Shares or the exercise price under unexercised Options granted prior to such change.

      In the case of any such substitution or adjustment, the aggregate Option price in each Stock Option Agreement of all the Shares covered thereby prior to such substitution or adjustment shall be the Option price for all the shares or other securities substituted for such Shares or to which such Shares are adjusted, and the Option price per share after such substitution or adjustment shall be determined accordingly; provided, however, that no such determination shall obligate the Company to issue or sell fractional shares or other securities.

Section 8.     Acceleration

8.1. Change of Control; Delisting. Notwithstanding any other provisions of the Plan, upon the earlier of (a) a “Change of Control” of the Company (as defined below), or (b) the Shares of the Company ceasing to be publicly traded, any unexercisable portion of an Option shall become exercisable and the Restricted Period covering all Shares shall immediately lapse.

8.2. Change of Control Defined. For the purposes hereof, a “Change of Control” of the Company shall be deemed to have occurred if:

(a) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company becomes the “beneficial owner” (as determined for purposes of Regulation 13-D under the Exchange Act as currently in effect), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b) the shareholders of the Company approve (i) any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) any sale or other disposition (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(c) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company; or

(d) during any period of two consecutive years (not including any period prior to June 8, 1995), individuals who at the beginning of such period constitute the entire Board of Directors of the Company and any new director, whose election to the Board or nomination for election to the Board by the Company’s shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

Section 9.     Miscellaneous Provisions

9.1. No Right to Directorship. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained in the service of the Company.

9.2. Nontransferability. A Director’s interest in an Option or in Restricted Shares and his or her rights under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except under a qualified domestic relations order (as defined in Section 414(p) of the Code) or, in the event of Director’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Director in the Plan shall be subject to any obligation or liability of such Director; provided, however, that any Class IV Director shall have the right to cause the Company to grant Options or Restricted Shares to which such Director would otherwise be entitled directly to such Director’s employer (or to an affiliate of the employer). Except as otherwise provided by the Board, any Options or Restricted Shares granted to the employer of a Class IV Director (or to any affiliate of the employer) shall remain subject to the terms and conditions of the Plan as would apply if the Options and/or Restricted Shares were retained by such Class IV Director.

9.3. Compliance with Law. No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal, state and other securities, insurance and other laws and regulations.

9.4. Expenses. The expenses of the Plan shall be borne by the Company.

9.5. Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares upon exercise of any Option under the Plan and issuance of Shares upon exercise of Options shall be subordinate to the claims of the Company’s general creditors.

9.6. Acceptance. By accepting any Option, Restricted Share, or other benefit under the Plan, each Director and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

9.7. Construction. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 or any successor rule, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Board may adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

      In all other respects the Plan and Restricted Shares and Options granted thereunder shall be governed by, and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

Section 10.     Amendment or Discontinuance

      The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that except as provided in Section 7 above, the Board may not, without further approval by the holders of a majority of the outstanding Shares of the Company entitled to vote thereon increase the maximum number of Shares as to which Options or Restricted Shares may be granted under the Plan, increase the number of shares that may be awarded under the Plan, change the Option exercise price described in Section 5.2 above, extend the period during which awards may be granted or exercised under the Plan or change the class of persons eligible to receive awards under the Plan. Subject to the provision of Section 9.7 relating to Rule 16b-3, no amendment of the Plan shall materially and adversely affect any right of any Director with respect to any Option or Restricted Share theretofore granted without such Director’s written consent.

Section 11.     Administration

      The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying Options and Restricted Shares granted under the Plan. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except in circumstances involving actual bad faith.

Section 12.     Termination

      This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating the Plan; or

(b) immediately following the automatic grant of Options at the Annual Meeting in 2013.

Section 13.     Effective Date of Plan

      The Plan originally became effective as a Plan of PXRE Corporation, a Delaware corporation, as of April 20, 1995, and the adoption of the Plan was approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present in person or represented by proxy at the 1995 Annual Meeting of Shareholders of PXRE Corporation.2

2 See Footnote 1.

PROXY	PROXY

PXRE GROUP LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 28, 2003

This Proxy is being solicited on behalf of the Board of Directors

     The undersigned hereby appoints Gerald L. Radke and John M. Modin, and each of them, with full power of substitution, the proxies of the undersigned to vote all of the Common Shares and/or Preferred Shares of PXRE Group Ltd., which the undersigned is entitled to vote at the Annual General Meeting of Shareholders of PXRE Group Ltd. to be held at the Company’s headquarters, The Swan Building, 26 Victoria Street, Hamilton HM12, Bermuda, on May 28, 2003, commencing at 2:00 p.m., local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present upon:

UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF KPMG AS INDEPENDENT AUDITORS AND TO REFER THEIR REMUNERATION TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS, FOR THE ADOPTION OF AN AMENDMENT TO THE PXRE DIRECTOR STOCK PLAN, AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(see other side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual General Meeting of Shareholders
PXRE GROUP LTD.

May 28, 2003

PXRE Group Ltd. recommends that shareholders vote “FOR”
the nominees and proposals listed on this proxy

☒	Please mark your votes as in this example

1.	Election of Directors (Common Shares Only)

Nominees: Robert W. Fiondella
Halbert D. Linquist
Philip R. McLoughlin

☐	FOR	☐	WITHHELD

(Except as indicated otherwise)

IF THERE IS ANY INDIVIDUAL DIRECTOR WITH RESPECT TO WHOM YOU DESIRE TO WITHHOLD YOUR VOTE, YOU MAY DO SO BY LINING THROUGH OR OTHERWISE STRIKING OUT HIS OR HER NAME

2.	To approve the recommendation of the Audit Committee of the Board of Directors that KPMG LLP be appointed as the Company’s independent auditors for the fiscal year ending December 31, 2003, and to refer the determination of the independent auditors’ remuneration to the Audit committee of the Board of Directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve the adoption of an amendment to the PXRE Director Stock Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Signature _________________________________	Signature _________________________________	Dated: _____________, 2003

NOTE:	Please sign exactly as your name appears on this Proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.